Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

McLeodUSA Incorporated and Subsidiaries

Hiawatha, Iowa

We have audited the accompanying consolidated balance sheets of McLeodUSA Incorporated and Subsidiaries as of December 31, 2006 (Reorganized McLeodUSA) and December 31, 2005 (Predecessor McLeodUSA), and the related consolidated statements of operations and other comprehensive income, stockholders’ equity and cash flows for the periods from January 1, 2006 to December 31, 2006 (Reorganized McLeodUSA period), for the portion of January 1, 2006, related to the Predecessor’s reorganization gain (Predecessor McLeodUSA period), and for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Reorganized McLeodUSA consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of McLeodUSA Incorporated and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the Reorganized McLeodUSA period in conformity with U.S. generally accepted accounting principles. Further, in our opinion, the Predecessor McLeodUSA consolidated financial statements referred to above present fairly, in all material respects, the financial position of McLeodUSA Incorporated and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the portion of January 1, 2006, related to the Predecessor’s reorganization gain and for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

As more fully described in Note 1 to the consolidated financial statements, effective January 6, 2006 the Company emerged from Bankruptcy pursuant to a plan of reorganization confirmed by the Bankruptcy Court on December 16, 2005. In accordance with American Institute of Certified Public Accountants’ Statement of Position No. 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, the Company adopted fresh start accounting whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair value as of January 1, 2006. As a result the consolidated financial statements of Reorganized McLeodUSA are presented on a different basis than those of Predecessor McLeodUSA and, therefore, are not comparable in all respects.

As discussed in Note 1 to the accompanying consolidated financial statements, effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment.

/s/ McGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
March 21, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

McLeodUSA Incorporated

Cedar Rapids, Iowa

We have audited the accompanying consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2004 of McLeodUSA Incorporated and subsidiaries (the “Company”). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of the Company present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2004 have been prepared assuming that the Company will continue as a going concern. The Company’s recurring losses from operations, negative net cash flows, and net stockholders’ capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 25, 2005

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	Predecessor McLeodUSA	Reorganized McLeodUSA
	December 31, 2005	December 31, 2006

ASSETS
Current assets
Cash and cash equivalents	$20.0	$64.8
Restricted cash	43.4	10.6
Short-term investments	—	—
Trade receivables, net	40.7	32.1
Prepaid expenses and other	13.8	10.8
Assets held for sale	—	19.6

Total current assets	117.9	137.9
Property and equipment
Land and buildings	24.0	11.2
Communications networks	966.1	286.3
Furniture, fixtures and equipment	159.4	44.5
Networks in progress	21.6	10.7

Total property and equipment	1,171.1	352.7
Less accumulated depreciation	824.7	46.4

Net property and equipment	346.4	306.3
Intangibles and other assets
Goodwill	—	—
Intangibles, net	18.4	26.7
Other	3.5	8.1

Total intangibles and other assets	21.9	34.8

TOTAL ASSETS	$486.2	$479.0

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	Predecessor McLeodUSA	Reorganized McLeodUSA
	December 31, 2005	December 31, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Liabilities subject to compromise	$728.1	$—
Current maturities of long-term debt	100.0	—
Accounts payable	33.7	35.6
Accrued payroll and payroll related expenses	13.7	13.2
Other accrued liabilities	57.6	48.8
Deferred revenue, current portion	9.4	8.7
Liabilities related to assets held for sale	—	1.6

Total current liabilities	942.5	107.9
Long-term liabilities
Long-term debt, less current maturities	—	120.0
Deferred revenue, less current portion	18.6	19.8
Other long-term liabilities	31.3	14.2

Total liabilities	992.4	261.9
Redeemable convertible preferred stock
McLeodUSA Preferred Series A, redeemable, convertible, $0.01 par value; 10,000,000 authorized and issued; 2,265,864 outstanding at December 31, 2005	42.4	—
Stockholders’ equity (deficit)
McLeodUSA Common, Class A $0.01 par value; 1,886,249,986 authorized, 201,972,902 issued and outstanding at December 31, 2005	2.0	—
McLeodUSA Common, Class B $0.01 par value; 78,203,135 authorized, issued and outstanding at December 31, 2005	0.8	—
McLeodUSA Common, Class C $0.01 par value; 35,546,879 authorized, issued and outstanding at December 31, 2005	0.3	—
McLeodUSA Preferred Series B, $0.01 par value; 10 authorized, issued and outstanding at December 31, 2005	—	—
McLeodUSA Warrants	22.6	—
Reorganized McLeodUSA Common, Class A $0.01 par value; 37,500,000 authorized, 30,750,000 issued and outstanding at December 31, 2006	—	0.3
Additional paid-in capital	1,082.1	245.0
Accumulated deficit	(1,656.4)	(28.3)
Accumulated other comprehensive income	—	0.1

Total stockholders’ equity (deficit)	(548.6)	217.1

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$486.2	$479.0

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(In millions, except per share data)

	Predecessor McLeodUSA			Reorganized McLeodUSA
	Year Ended December 31,		One Day January 1, 2006	Year Ended December 31, 2006
	2004	2005

Revenue	$716.2	$635.0	$—	$544.7
Operating expenses:
Cost of service (exclusive of depreciation and a mortization expense shown separately below)	393.8	362.1	—	315.8
Selling, general and administrative	268.4	217.4	—	181.7
Depreciation and amortization	356.8	212.9	—	60.1
Impairment charge	263.1	277.8	—	—
Reorganization items, net	—	20.2	(18.5)	—
Restructuring charges (adjustment)	(0.2)	23.9	—	2.4

Total operating expenses	1,281.9	1,114.3	(18.5)	560.0

Operating (loss) income	(565.7)	(479.3)	18.5	(15.3)

Nonoperating (expense) income:
Interest expense, net of amounts capitalized (including related party interest expense of $4.9 million during 2006)	(48.2)	(65.3)	—	(12.7)
Other income (expense)	(10.6)	9.8	—	(0.3)
Gain on cancellation of debt	—	—	728.1	—

Total nonoperating (expense) income	(58.8)	(55.5)	728.1	(13.0)

Net (loss) income	(624.5)	(534.8)	746.6	(28.3)
Preferred stock dividend	(2.9)	(1.3)	—	—

Net (loss) income applicable to common shares	(627.4)	(536.1)	746.6	(28.3)

Basic and diluted (loss) income per common share	$(2.12)	$(1.71)	$2.36	$(0.94)

Weighted average shares outstanding	296.2	313.2	315.7	30.0

Other comprehensive income:
Unrealized holding gains arising during the period	$—	$—	$—	$0.1
Less: reclassification adjustment for gains included in net income	—	—	—	—

Total Other Comprehensive Income	$—	$—	$—	$0.1

Comprehensive (loss) income	$(624.5)	$(534.8)	$746.6	$(28.2)

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In millions)

	Common Stock			Preferred Series B	Warrants	Additional Paid-In Capital	Accumulated Deficit	Total
Predecessor McLeodUSA	Class A	Class B	Class C
Balance December 31, 2003	$1.8	$0.8	$0.3	$—	$22.6	$993.3	$(497.1)	$521.7
Net loss	—	—	—	—	—	—	(624.5)	(624.5)
Stock based compensation	—	—	—	—	—	0.3	—	0.3
Preferred stock conversions	0.1	—	—	—	—	58.5	—	58.6
Preferred stock dividends	—	—	—	—	—	(2.9)	—	(2.9)

Balance December 31, 2004	$1.9	$0.8	$0.3	$—	$22.6	$1,049.2	$(1,121.6)	$(46.8)
Net loss	—	—	—	—	—	—	(534.8)	(534.8)
Preferred stock conversions	0.1	—	—	—	—	34.2	—	34.3
Preferred stock dividends	—	—	—	—	—	(1.3)	—	(1.3)

Balance December 31, 2005	$2.0	$0.8	$0.3	$—	$22.6	$1,082.1	$(1,656.4)	$(548.6)
Reorganization Adjustments	(2.0)	(0.8)	(0.3)	—	(22.6)	(1,082.1)	1,656.4	548.6

Balance January 1, 2006	$—	$—	$—	$—	$—	$—	$—	$—

Reorganized McLeodUSA	Class A Common Stock	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income	Total
Balance January 1, 2006	$—	$—	$—	$—	$—
Issuance of equity of Reorganized McLeodUSA	0.3	240.1	—	—	240.4
Net loss	—	—	(28.3)	—	(28.3)
Unrealized holding gains	—	—	—	0.1	0.1
Stock compensation expense	—	4.9	—	—	4.9

Balance December 31, 2006	$0.3	$245.0	$(28.3)	$0.1	$217.1

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Predecessor McLeodUSA			Reorganized McLeodUSA
	Year Ended December 31,		One Day Jan 1, 2006	Year Ended December 31, 2006
	2004	2005

Cash Flow from Operating Activities
Net (loss) income	$(624.5)	$(534.8)	$746.6	$(28.3)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	298.6	158.5	—	51.9
Amortization	58.2	54.4	—	8.2
Amortization of deferred financing fees	4.2	4.7	—	0.5
Accretion of interest	3.6	3.8	—	1.4
(Gain) loss on sale of assets	12.2	(9.3)	—	(0.4)
Gain on cancellation of debt	—	—	(728.1)	—
Non-cash reorganization items	—	13.8	(18.5)	—
Non-cash restructuring adjustment	(0.2)	—	—	—
Impairment charge	263.1	277.8	—	—
Stock compensation expense	—	—	—	4.9
Changes in assets and liabilities:
Trade receivables	9.0	16.8	—	7.9
Prepaid expenses and other	7.3	4.0	—	5.3
Accounts payable and accrued expenses	(16.6)	20.5	—	(6.8)
Deferred revenue	1.8	4.2	—	1.1

Net cash provided by operating activities	16.7	14.4	—	45.7

Cash Flows from Investing Activities
Purchase of property and equipment	(49.4)	(35.9)	—	(31.9)
Deferred line installation costs	(28.8)	(26.3)	—	(17.0)
Proceeds from sale of assets	24.8	61.2	—	2.7
Acquisition	—	—	—	—
Purchase of available-for-sale securities	—	—	—	—
Decrease (increase) in restricted cash	—	(43.4)	—	31.7

Net cash (used in) provided by investing activities	(53.4)	(44.4)	—	(14.5)

Cash Flows from Financing Activities
Payments on long term debt	(27.0)	—	—	(110.0)
Proceeds from long-term debt	60.0	—	—	130.0
Deferred financing fees	(2.8)	—	—	(6.4)

Net cash provided by (used in) financing activities	30.2	—	—	13.6

Net increase (decrease) in cash and cash equivalents	(6.5)	(30.0)	—	44.8
Cash and cash equivalents
Beginning	56.5	50.0	20.0	20.0

Ending	$50.0	$20.0	$20.0	$64.8

Supplemental Disclosure of Cash Flow Information
Cash payments for interest, net of capitalized amounts	$42.6	$6.7	$—	$7.6

Supplemental Schedule of Noncash Investing and Financing Activities
Principal amount converted of Redeemable Preferred Series A to Class A common stock	$58.6	$34.3	$—	$—

Accrued capital expenditures	$—	$1.2	$—	$0.8

Preferred stock dividends	$2.9	$1.3	$—	$—

Equipment purchased under capital leases	$—	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Nature of Business and Significant Accounting Policies

Nature of Business: McLeodUSA Incorporated (“McLeodUSA” or the “Company”), a Delaware corporation, through its subsidiaries, provides integrated local, long distance, data, Internet and other advanced telecommunications services in 25 Midwest, Southwest, Northwest and Rocky Mountain states. McLeodUSA’s business is highly competitive and is subject to various federal, state and local regulations.

The Company derives its revenue from its core telecommunications and related communications services. These include providing Internet protocol- (“IP”), based communications services to small- and medium-sized enterprises, and traditional circuit-switched telephony services to commercial and residential customers. The Company provides a wide variety of broadband IP-based voice and data solutions, including local and long distance voice, dedicated broadband Internet access, email, virtual private networking, managed network security, conference calling, high capacity private line services and other integrated voice and data services. It delivers integrated IP-based communications solutions to customers over a high-speed broadband connection over its private managed secure network. The Company also provides wholesale communications services to other communications services providers.

On October 28, 2005, the Company and certain of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”). The Company’s plan of reorganization (the “Plan”) was confirmed by the Bankruptcy Court on December 15, 2005 with the confirmation order entered by the Bankruptcy Court on December 16, 2005. The Plan became effective and the Company legally emerged from Chapter 11 on January 6, 2006 (the “Effective Date”). Accordingly, the accompanying consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, (“SOP 90-7”) and on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company. See Note 2 for further discussion of the Bankruptcy Court proceedings and the structure of the Plan.

Background of the Restructuring: The Company competes against large, financially strong competitors with well-known brands. The regulatory and competitive environment had not allowed the Company to obtain performance levels projected, and as a result the Company’s balance sheet was too highly leveraged relative to the Company’s operating performance. The Company did not believe it would be able to service its debt level through maturity, or to refinance that debt when it matured. Faced with this set of circumstances, in late 2004 the Company began evaluating its strategic alternatives. The principal alternatives available to the Company were a sale of the Company (in one or more transactions) or a restructuring of the balance sheet coupled with certain operational changes to reduce debt-service requirements and improve free cash flow.

On March 16, 2005, the Company and holders of a majority of the debt under its Credit Agreement dated May 31, 2000, as amended (the “Credit Agreement”) and its Exit Credit Agreement, dated April 16, 2002, as amended (the “Exit Facility” or collectively, the “Credit Facilities”), entered into a forbearance agreement. Pursuant to the forbearance agreement, the lenders agreed to forbear from exercising certain default related remedies against the Company, including with respect to the non-payment of principal and certain interest payment obligations under the Credit Facilities. The initial forbearance agreement expired on May 23, 2005, but was extended on four occasions until October 31, 2005. The forbearance agreement, as amended, among other things, limited the Company’s ability to sell certain assets without prior approval of the lender group and required the Company to accrue two additional percentage points of interest on the outstanding loan balances.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the forbearance period, the Company explored the possibilities of selling all or pieces of the Company and solicited interest from potential acquirers. All indications of interest received were for a level of net sale proceeds below the amounts required to pay obligations under the Credit Facilities in full. Only one indication of interest for the entire Company was received, and that indication of interest was withdrawn at an early stage. As a result, the majority of the lenders indicated that they did not support continuation of the sale process and desired to have the Company proceed with a restructuring. After taking such views into account, the Company determined not to pursue the continuation of the sale process.

On a parallel path with efforts to solicit interest from third parties regarding a potential sale of the Company, the Company discussed with a committee of its lenders the terms of a financial restructuring that would convert the majority of the debt under the Credit Agreement into equity and transfer ownership of the Company to the lenders under the Credit Agreement. The Company decided to proceed with this financial restructuring in light of the results of the sale process described above. To minimize the amount of time the Company would spend in Chapter 11 and the disruption to the Company’s operations and thus maximize the value of the Company for the benefit of its stakeholders, the Company, after discussions with a committee of its lenders, concluded that the proposed restructuring should be implemented through a prepackaged plan of reorganization. The Company believed that the value of its businesses would be damaged significantly by a prolonged Chapter 11 case.

Basis of Presentation: The consolidated financial statements include those of McLeodUSA and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

As noted above, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, and during the period from October 28, 2005 to the Effective Date, operated as a debtor-in-possession. The Company adopted the provisions of SOP 90-7 upon commencement of the Bankruptcy Court proceedings. As discussed in Note 3, the Company implemented fresh start accounting under the provisions of SOP 90-7 as of January 1, 2006. Under the fresh start accounting provisions of SOP 90-7, the fair value of the reorganized Company was allocated to its assets and liabilities, and its accumulated deficit eliminated. The adoption of fresh start accounting on January 1, 2006, had a material effect on the financial statements of McLeodUSA. As a result, the historical financial statements are not comparable to financial statements of the Company published for periods following the implementation of fresh start accounting. Throughout these financial statements, Predecessor Company refers to periods prior to the implementation of fresh start. Reorganized Company refers to McLeodUSA and its operations subsequent to emergence.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates significant to the financial statements include allowance for doubtful accounts, carrier access billing disputes, line cost disputes, internal capitalization rates, restructuring reserves, impairment of long-lived assets, asset retirement obligations, valuation allowances on deferred income taxes, regulation and litigation matters and depreciation and amortization periods. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with a maturity generally of three months or less and all certificates of deposit to be cash equivalents. Included in cash and cash equivalents at December 31, 2006 was $46.9 million of available-for-sale securities with a cost basis of $46.8 million. The Company did not have any available-for-sale securities at December 31, 2005.

Restricted cash: In accordance with the forbearance agreement amongst the Company and its lenders, the proceeds from certain asset sales were to be placed in escrow with the lending agent. During 2005, the Company

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

sold three aircraft, certain fiber assets, and its headquarters building in Cedar Rapids, Iowa for $43.4 million, which was placed in escrow and was classified as restricted cash in the Company’s consolidated balance sheet as of December 31, 2005. In accordance with the Plan, upon the Company’s emergence from bankruptcy, the funds held in escrow were used to make various payments in accordance with the Plan, including $27.3 million for debt repayment and $5.6 million for lease rejection claims.

On September 28, 2006, the Company refinanced its outstanding debt obligations under its credit facility dated January 6, 2006, with $120.0 million of private placement bonds. As a result, the Company’s outstanding letters of credit are required to be cash collateralized at 105% of face value. At December 31, the Company was in the process of exchanging a letter of credit that resulted in additional cash collateral in excess of the 105% of the outstanding letters of credit balance of $0.5 million. This cash collateral totaled $9.3 million at December 31, 2006. $8.2 million was classified as restricted cash in the current assets sections of the Company’s consolidated balance sheet as of December 31, 2006 and $3.7 million was classified as noncurrent because the Company did not expect to have access to those funds within the next 12 months.

The Company has disputed and is continuing to dispute certain charges billed by AT&T. In accordance with various interconnection agreements between the Company and AT&T, the Company must deposit the disputed amounts into an interest bearing escrow account with a third party escrow agent. There was $2.4 million held in escrow for such disputes that has been classified as restricted cash in the Company’s consolidated balance sheet as of December 31, 2006. Subsequent to year end, the escrow was increased to $3.1 million and the disputes were settled during May 2007, resulting in $2.5 million being returned to the Company and $0.6 million paid to AT&T.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received. The provision for doubtful accounts charged to expense was approximately $6.6 million for the year ended December 31, 2004, $20.6 million for the year ended December 31, 2005, and $1.9 million for the year ended December 31, 2006. During the year ended December 31, 2005, the Company recorded charges totaling $15.7 million related to settlements and allowances with respect to certain interstate and intrastate access charge disputes.

Property and equipment: In accordance with the provisions of SOP 90-7, all property and equipment was recorded at its estimated fair value as of the Effective Date. Assets acquired after January 6, 2006 are stated at historical cost. Networks in progress includes construction costs, internal labor, overhead and interest capitalized during the construction and installation of fiber optic networks as well as new and reusable parts to maintain those fiber optic networks. The Company capitalized interest of $1.7 million, $0.8 million and $0.7 million for the years ended December 31, 2004, 2005 and 2006, respectively, as part of its construction of fiber optic networks. These costs are considered in progress until the networks become operational at which time the costs are reclassified as communications network assets. The provision for depreciation of property and equipment is recorded using the straight-line method based on the following estimated useful lives:

Years
Buildings	15-27
Communications networks	3-15
Furniture, fixtures and equipment	3-10

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s telecommunications networks are subject to technological risks and rapid market changes due to new products and services and changing customer demand. These changes may result in changes in the estimated useful lives of these assets.

Impairment: In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), whenever events or changes in circumstances indicate that the carrying amount of its long-lived assets may not be recoverable, the Company evaluates long-lived assets to be held and used for impairment. The Company recognizes an impairment loss if the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset. The impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. During 2005, the Company performed an evaluation of the recoverability of its property and equipment that indicated that certain of its long-lived assets were impaired. See further discussion in Note 13.

Goodwill: In accordance with SFAS No. 142, Accounting for Goodwill and Other Intangible Assets (“SFAS 142”), the goodwill resulting from the allocation of the April 2002 reorganization equity value was not amortized but reviewed at least annually for impairment or more frequently when an event occurred or circumstances changed that would more likely than not reduce the fair value below its carrying amount. The Company established July 1 as the date for its annual impairment test. SFAS 142 required the identification of reporting units and the application of a two-step approach to assess goodwill impairment. The Company defined reporting units during its transitional and annual goodwill impairment tests as an operating segment comprised of the consolidated operations of McLeodUSA. In order to identify potential impairment, impairment tests of goodwill were performed by comparing the fair value of its reporting unit with its carrying amount, including goodwill. The fair value of goodwill was estimated using a discounted cash flow valuation model. During the 2004 annual impairment test of the Company, the carrying amount of its reporting unit exceeded its fair value, and the impairment loss was measured in the second step by comparing the implied fair value of goodwill, determined in the same manner as in a business combination, with its carrying amount. These tests concluded that goodwill was fully impaired. See further discussion in Note 13.

Intangibles: Intangibles consist of customer relationships, trade names, and line installation costs incurred in the establishment of local access lines for customers. The customer relationships are being amortized using the straight-line method over 52 months. The Company defers installation costs when there is an underlying customer contract or when there is associated deferred installation fee revenue. The deferred costs associated with an underlying contract are being amortized using the straight-line method over 24 to 27 months, which approximate the estimated contract term. Deferred costs that have associated deferred installation fee revenue are amortized using the straight-line method over the estimated customer life of 36 to 60 months. The Company classifies the costs that qualify for deferral as deferred line installation costs in the investing activities section of its statement of cash flows. Installation costs that do not qualify for deferral are expensed as incurred and included in the operating activities section of the Company’s statement of cash flows. Prior to the Effective Date, the McLeodUSA trade name was determined to have an indefinite life and was not amortized but reviewed annually for impairment. The Company applied an income approach using a “relief from royalty” method in valuing its trade name. This approach assumes that by virtue of having ownership of the subject trade name, the Company does not have to pay royalties for the rights and privileges to use it in the production and marketing of its products. The fair value of such ownership is expressed using a cash flow valuation model of the expected net royalty savings over a projection period. The trade name PrimeLine was determined to have a finite life and was amortized over 36 months. During the years ended December 31, 2004 and 2005 the Company concluded that certain of its intangible assets, principally the McLeodUSA trade name, were partially impaired. See further discussion in Note 13. In connection with the implementation of fresh start, the McLeodUSA trade name was determined to have a finite life and is being amortized over 48 months.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Segment reporting: The Company operates its business as a single segment, engaging in the provision of telecommunications services based upon a single, integrated, interconnected telecommunications network in 20 Midwest, Southwest, Northwest and Rocky Mountain States. This segment includes all services offered by the Company, comprised of telecommunications products provided over this single integrated network including local and long-distance services, access services, and private line and data services. Management reviews operating results, assesses performance and allocates resources on a company-wide, single segment basis.

The following services comprise total revenue (in millions):

	Year Ended December 31,
	2004	2005	2006

Local	$365.1	$324.0	$286.7
Long distance	133.8	130.4	104.9
Data services and other	131.7	112.0	97.5
Carrier access	76.9	51.4	43.3
Indefeasible rights of use agreements including those that qualify as sales type leases	8.7	17.2	12.3

	$716.2	$635.0	$544.7

Income tax matters: The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are reduced by a valuation allowance when appropriate. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. See further discussion in Note 18.

Revenue recognition: Revenue is derived primarily from business telephony services, including dedicated transport, local, switched, long distance, data, and high-speed Internet access services. The Company’s customers are principally small and medium-sized businesses and residential customers in its 25-state footprint. Revenue for dedicated transport, data, Internet, and the majority of switched services exclusive of switched access is generally billed in advance on a fixed rate basis and recognized over the period the services are provided. Revenue for the majority of switched access and long distance is generally billed on a transactional basis determined by customer usage with some fixed rate elements. The transactional elements of switched services are billed in arrears and estimates are used to recognize revenue in the period earned. The fixed rate elements are billed in advance and recognized over the period the services are provided. Revenue derived from customer installation fees are deferred and recognized over the expected customer service period.

The revenue from indefeasible rights to use fiber optic telecommunications network facilities is recognized over the term of the related lease unless it qualifies as a sales type lease, on which revenue is recognized at the time the sale criteria in SFAS 66, Accounting for Sales of Real Estate, are met. Base annual revenue for telecommunications network maintenance is recognized on a straight-line basis over the term of the contract. Additional services provided under these contracts are recognized as the services are performed.

Key business suppliers: Qwest Communications International, Inc. and AT&T Inc., formerly SBC Communications, Inc., are the Company’s primary suppliers of non-owned local central office switching and local lines.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Advertising costs: Advertising costs totaling $9.1 million, $1.5 million and $1.2 million for the years ended December 31, 2004, 2005 and 2006, respectively, were expensed as incurred.

Reclassification: Certain reclassifications have been made to prior year financials to conform to current year.

Stock-based Compensation

McLeodUSA Incorporated 2002 Omnibus Plan

The Company established the McLeodUSA Incorporated 2002 Omnibus Equity Plan (the “2002 Omnibus Plan”) on April 16, 2002. Under the 2002 Omnibus Plan awards were made to officers and key employees of the Company or to any of the affiliates of McLeodUSA, to non-employee directors and to other non-employee service providers and consultants whose participation in the 2002 Omnibus Plan was determined to be in the best interests of the Company by the full Board of Directors or a committee thereof. The 2002 Omnibus Plan was terminated by the Board of Directors in 2006 and all outstanding stock options issued under the 2002 Omnibus Plan were canceled upon the Company’s emergence from bankruptcy on January 6, 2006.

McLeodUSA Incorporated 2006 Omnibus Equity Plan

On March 22, 2006, the board of directors of Reorganized McLeodUSA established the 2006 Omnibus Equity Plan. The 2006 Omnibus Equity Plan reserves a maximum of 3,100,000 shares of Common Stock for issuance in the form of restricted stock or stock option awards. The 2006 Omnibus Equity Plan is administered by a committee established at the discretion of the Company’s board of directors consisting of either the full board of directors or a committee of the board of directors. The committee may grant options or shares of restricted stock in such amounts and with such terms and conditions, as the committee shall determine, subject to the provisions of the plan.

Stock Options

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share Based Payment: An amendment of FASB Statement No. 123 and FASB Statement No. 95 (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. Prior to the adoption of SFAS 123R, the Company accounted for its stock-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related interpretations. The Company has used the modified prospective method of application for its adoption of SFAS 123R and records the compensation expense on a straight-line basis over the service period. The Company recorded stock-based compensation expense under SFAS 123R for stock option awards of $4.0 million for the year ended December 31, 2006. As of December 31, 2006, there was $3.8 million of unrecognized compensation expense related to unvested options granted under the Company’s share-based payment plans. The expense is expected to be recognized over a weighted-average requisite service period of 1.9 years.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company records compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using assumptions required by SFAS 123R. To determine the fair value, the Company has elected to use the Black-Scholes option-pricing model. The weighted-average fair value of options granted was $0.90, $0.55 and $5.02 for the years ended December 31, 2004, 2005 and 2006, respectively, with the following weighted average assumptions:

	Year Ended December 31,
	2004	2005	2006
Expected volatility	103%	149%	60%
Risk-free interest rate	3.3%	3.7%	4.9%
Dividend yield	0%	0%	0%
Expected term	5 years	5 years	6 years

The expected volatility for 2006 and 2007 was based on an analysis of the trading activity of a number of companies in the telecommunications industry over a period commensurate with the expected term of the options granted. During 2004 and 2005, volatility was based on the Company’s historical trading activity. The average risk free rate was determined using the U.S Treasury rate for the nearest period that coincides with the expected term. The dividend yield is 0% because the Company has never paid dividends and is restricted from doing so under the terms of its debt agreement. The expected term was determined by using the “short-cut” method, which averages the vesting period and the contractual term.

Pro forma information regarding net loss and net loss per share for the years ended December 31, 2004 and 2005 is required by SFAS 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The following table illustrates the effect on net loss per share for the years ended December 31, 2004 and 2005, as if the Company had applied the fair value recognition provision of SFAS 123 to stock-based employee compensation (in millions except per share data):

	Year Ended December 31,
	2004	2005
Net loss applicable to common shares, as reported	$(627.4)	$(536.1)
Less: Total stock-based employee compensation expense determined under fair value based methods	(11.3)	(3.5)

Pro forma net loss applicable to common shares	$(638.7)	$(539.6)

Loss per share:
Basic and diluted, as reported	$(2.12)	$(1.71)

Basic and diluted, pro forma	$(2.16)	$(1.72)

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Activity under the option plan as of December 31, 2006 and changes during the year ended December 31, 2006 were as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(in thousands)		(in years)	(in millions)
Outstanding at January 1, 2006	—
Granted	1,711	$8.37
Exercised	—
Forfeited	110	8.33

Outstanding at December 31, 2006	1,601	$8.38	5.2	$1.5

Outstanding and exercisable at December 31, 2006	438	$8.38	5.2	$0.4

The aggregate intrinsic value is calculated as the difference between the exercise price and market value of the underlying common stock as of the balance sheet date.

Information on stock option grants since May 2006 is as follows:

For Quarter Ended	Shares	Weighted-Average Common Stock Fair Value	Weighted-Average Exercise Price	Intrinsic Value(1)
	(in thousands)
June 30, 2006	901	$8.29	$8.33	$—
September 30, 2006	810	8.42	8.42	$—

	1,711	$8.35	$8.37	$—

(1)	Intrinsic Value reflects the amount by which the fair value of the shares underlying the options as of the grant date exceeds the exercise price.

The fair value of the common stock was determined based on contemporaneous valuations.

Restricted Common Stock

In 2006, the Company granted 750,000 shares of restricted common stock to its Chief Executive Officer with a weighted average grant date fair value of $6.00, with restrictions that lapse upon the achievement of specific performance and market conditions. Of the 750,000 shares, 450,000 shares will vest upon completion of the Company’s initial public offering or a change in control, and an additional 300,000 shares will vest if the value of the Company’s equity, at the completion of its initial public offering or a change in control, is at least $500 million. The fair value of the 450,000 restricted shares tied to performance conditions was based upon the market value of the underlying equity of the Company and was determined to be $8.43 per share. The fair value of the remaining 300,000 restricted shares tied to market conditions was determined using a Monte Carlo simulation valuation technique and was determined to be $2.35 per share. The Company recognizes compensation expense for the restricted stock awards over the expected requisite service period. Total compensation expense related to restricted stock awards for the year ended December 31, 2006 was $0.9 million. As of December 31, 2006, there was $3.6 million of unrecognized compensation expense related to restricted stock awards. At December 31, 2006, the remaining expense was expected to be recognized over a weighted-average requisite service period of 1.4 years. The Company filed a registration statement with the Securities and Exchange Commission to register its common shares during the first quarter of 2007.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Basic and diluted loss per common share

Loss per common share has been computed using the weighted average number of shares of common stock outstanding. All stock options granted, and the Predecessor Company convertible preferred stock and Predecessor Company warrants outstanding are anti-dilutive, and are therefore excluded from the computation of earnings per share. The Predecessor Company convertible preferred stock, warrants and options were considered to be canceled for purposes of calculating diluted earnings per share for the one day ended January 1, 2006. The restricted stock issued during 2006 has been excluded from the calculation of basic earnings per share because it is contingently returnable to the Company unless certain conditions, as described previously in this footnote, are met.

New accounting pronouncements

The Financial Accounting Standards Board (“FASB”) has issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 provides guidance for recognizing and measuring tax positions taken or expected to be taken in a tax return that directly or indirectly affect amounts reported in the financial statement. FIN 48 also provides accounting guidance for related income tax effects of tax positions that do not meet the recognition threshold specified in this interpretation. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is intended to provide guidance for using fair value to measure assets and liabilities. In general, this pronouncement is intended to establish a framework for determining fair value and to expand the disclosures regarding the determination of fair value. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. McLeodUSA is currently evaluating the potential impact of adopting SFAS 157.

During 2006, the FASB Emerging Issues Task Force (“EITF”) issued EITF No. 06-3, How Taxes Collected from Customers and Remitted to Government Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation.) This consensus concludes that the presentation on either a gross or net basis of any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer is an accounting policy decision that should be disclosed. For any such taxes that are reported on a gross basis, a company should disclose the amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The consensus should be applied to financial reports for interim and annual periods beginning after December 15, 2006. The adoption of EITF No. 06-3 in the first quarter of 2007 did not have a material effect on its consolidated financial statements.

In December 2006, the FASB issued FASB Staff Position on EITF No. 00-19, Accounting for Registration Payment Arrangements. This FASB Staff Position, or FSP, addresses an issuer’s accounting for registration payment arrangements, specifying that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective for new and modified registration payment arrangements. Registration payment arrangements that were entered into before the FSP was issued would become subject to its guidance for fiscal years beginning after December 15, 2006 by recognizing a cumulative-effect adjustment in retained earnings as of the year of adoption. The adoption of this FSP did not have a material affect on its consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company will be required to adopt SFAS 159 on January 1, 2008. The Company has not completed its evaluation of the effect of SFAS 159.

Note 2.    Chapter 11 Proceedings

As discussed above in Note 1, on October 28, 2005, the Company and certain of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. The Company’s Plan was confirmed by the Bankruptcy Court on December 15, 2005 with the confirmation order entered by the Bankruptcy Court on December 16, 2005. The general unsecured creditors of the Company were unaffected by the Chapter 11 proceedings and the Plan. The Plan provided for, among other things:

•	The elimination of approximately $677.3 million of indebtedness and accrued interest of $50.8 million under the Credit Facilities;

•	In exchange for the cancellation of the $677.3 million of debt and the unpaid interest thereon, the lenders received their pro rata share of 100% of the new common stock of Reorganized McLeodUSA;

•

The cancellation of all of the McLeodUSA Series A Redeemable Convertible Preferred Stock, Series B Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock and Warrants upon the Effective Date;

•	The elimination of certain lease agreements in exchange for termination payments of approximately $5.6 million; and

•

The conversion of the $100 million Exit Facility to $82.7 million of new term loans (after the retirement of $27.3 million through the sale of certain assets and proceeds of $10 million from new term loans).

Liabilities subject to compromise: The Company’s December 31, 2005 balance sheet included $728.1 million of total liabilities subject to compromise that consisted of the following (in millions):

Balances outstanding under the Credit Agreement	$677.3
Accrued interest	50.8

$728.1

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Reorganization items, net: SOP 90-7 requires that financial statements for the period following the Chapter 11 filing through the emergence date distinguish transactions that are directly associated with the reorganization from the ongoing operations of the business. These transactions are reported separately as reorganization items, net, in the Company’s consolidated statement of operations. On January 1, 2006, the Company recorded a gain of $18.5 million in reorganization items due to the change in the discount rate used to value its asset retirement obligation. Reorganization items consisted of the following for the year ended December 31, 2005 (in millions):

Write off of deferred financing fees	$9.2
Professional fees	4.5
Predecessor Company director & officer insurance	4.6
Incremental lease rejection claims	1.9

$20.2

Upon filing for Chapter 11 protection on October 28, 2005, the impaired interest on the Credit Facilities and the preferred stock dividends ceased to accrue by operation of law. Contractual interest and contractual preferred stock dividends were $11.7 million and $0.2 million, respectively, for the period October 29, 2005 to December 31, 2005.

Note 3.    Fresh-start Accounting

As discussed in Note 1, the Company adopted the provisions of fresh start accounting as of the beginning of business on January 1, 2006. The value of the Company’s reorganization equity value or fair value of Reorganized McLeodUSA was based on two different valuation methods: the income approach and the market approach. These were used to formulate value indications that were used, in turn, to formulate the estimate of the reorganization equity value of Reorganized McLeodUSA. The market approach analyzes the financial statements of comparable publicly-traded companies and compares their performances with that of McLeodUSA. The income approach utilized a discounted cash flow based on management’s projections of future operating results. These indications of the Company’s enterprise value were then adjusted for the Company’s working capital deficit and net debt to arrive at an estimated reorganization equity value of $240.4 million. These indications of fair value contain significant estimates as to the Company’s projected operating profit, cash flow and certain other items for the years 2006 through 2010. The estimates were based on a number of assumptions regarding the Company’s anticipated future performance, industry performance, general business and economic conditions and other matters.

SOP 90-7 requires an allocation of the reorganization equity value in conformity with procedures specified by APB 16, Business Combinations, as amended by SFAS 141, Business Combinations, for transactions reported on the basis of the purchase method. In order to estimate the value of the Company’s noncurrent and intangible assets, three generally accepted approaches to valuation were relied upon: the income approach, sales comparison approach, and cost approach. The method or methods most appropriate for each asset type analyzed were selected as follows:

•	Land. The sales approach was used to estimate the fair value of land. A sample of land properties was selected for market analysis and the overall adjustment was applied to the remaining properties.

•

Property and equipment other than land. The remaining tangible assets were valued based on the cost approach. The cost approach is based on the current cost to recreate or duplicate the asset less an appropriate allowance for depreciation. The cost approach requires significant assumptions regarding the allowance for physical depreciation based on the condition of the asset, functional obsolescence based on whether a current replacement asset would have greater functionality, and economic obsolescence caused by external factors such as market conditions.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

McLeodUSA trade name. The McLeodUSA trade name was valued using a relief from royalty method that assumes that McLeodUSA does not have to pay royalties because it owns the trade name. This approach requires significant estimates of the royalty rate applied to the forecast of net sales.

•

Customer relationships. The value of the customer relationships was estimated utilizing both the cost approach and income approach and requires estimates as to the cost associated with the Company’s installed customer base as well as the future cash flows from the established base that the Company had in service on December 31, 2005.

The Company used this estimate of fair value as the basis for its impairment charge during the fourth quarter of 2005. As a result of the impairment charges recorded as of December 31, 2005, the fresh start adjustments on the following table are to revalue the asset retirement obligation using current discount rates in accordance with FAS 143 and to reset accumulated depreciation.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the adjustments recorded in connection with the debt restructuring and the adoption of fresh start accounting is presented below (in millions):

	Predecessor McLeodUSA 12/31/2005	Debt Restructuring		Fresh-start Adjustments (d)	Pro-Forma Reorganized McLeodUSA 12/31/2005
Assets
Current assets
Cash & cash equivalents	$20.0	$10.0	(a)	$—	$30.0
Restricted cash	43.4	(27.3	)(a)	—	16.1
Trade receivables, net	40.7	—		—	40.7
Prepaid expense and other	13.8	—		—	13.8

Total current assets	117.9	(17.3)		—	100.6

Property and equipment
Land and buildings	24.0	—		(13.7)	10.3
Communications networks	966.1	—		(673.8)	292.3
Furniture, fixtures and equipment	159.4	—		(122.9)	36.5
Networks in progress	21.6	—		(14.3)	7.3

Total property & equipment	1,171.1	—		(824.7)	346.4
Less accumulated depreciation	(824.7)	—		824.7	—

Net property and equipment	346.4	—		—	346.4

Intangibles and other assets
Other intangibles, net	18.4	—		—	18.4
Other non-current	3.5	—		—	3.5

Total intangibles and other assets	21.9	—		—	21.9

TOTAL ASSETS	$486.2	$(17.3)		$—	$468.9

Liabilities and Stockholders’ Equity
Current liabilities
Liabilities subject to compromise	728.1	(728.1	)(b)	—	—
Current maturities of long-term debt	100.0	(100.0	)(a)	—	—
Accounts payable	33.7	—		—	33.7
Accrued payroll and payroll related expenses	13.7	—		—	13.7
Other accrued liabilities	57.6	—		—	57.6
Deferred revenue, current portion	9.4	—		—	9.4

Total current liabilities	942.5	(828.1)		—	114.4

Long-term debt, less current maturities	—	82.7	(a)	—	82.7
Deferred revenue, less current portion	18.6	—		—	18.6
Other long-term liabilities	31.3	—		(18.5)	12.8

Total liabilities	992.4	(745.4)		(18.5)	228.5

Redeemable convertible preferred stock
McLeodUSA Preferred Series A	42.4	(42.4	)(c)	—	—

Stockholders’ deficiency
McLeodUSA Common, Class A	2.0	(2.0	)(c)	—	—
McLeodUSA Common, Class B	0.8	(0.8	)(c)	—	—
McLeodUSA Common, Class C	0.3	(0.3	)(c)	—	—
McLeodUSA Preferred Series B	—	—	(c)	—	—
McLeodUSA Warrants	22.6	(22.6	)(c)	—	—
Reorganized McLeodUSA Common, Class A	—	0.3	(b)	—	0.3
Additional paid-in capital	1,082.1	—		(842.0)	240.1
Accumulated deficit	(1,656.4)	795.9	(b)(c)	860.5	—

Total stockholders’ equity	(548.6)	770.5		18.5	240.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$486.2	$(17.3)		$—	$468.9

a)	It was a material condition to the effectiveness of the Plan that the Predecessor Company secure new financing. On January 6, 2006, the Company restructured its Exit Facility into two term loans (the “Term Loans”). The Company used the proceeds from the sale of the Company’s headquarters building totaling $27.3 million to reduce the amount outstanding from $100.0 million to $72.7 million. The Term Loans also consisted of an additional $10.0 million that was funded upon emergence.
b)	To record the discharge of indebtedness, including accrued interest, in accordance with the Plan, and the issuance of 30,000,000 shares of Reorganized McLeodUSA Class A Common Stock to the lenders under the Credit Agreement resulting in a gain on the cancellation of debt of $728.1 million in the 2006 statement of operations.
c)	To eliminate Predecessor McLeodUSA Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock and Warrants.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

d)	To reallocate the estimated fair market value of property and equipment and adjust the carrying value of the asset retirement obligation based on current discount rates resulting in reorganization income of $18.5 million in the 2006 statement of operations.

In connection with the fresh start valuation, property and equipment in service as of December 31, 2005 was assigned the following remaining lives over which to record depreciation expense. Any assets placed in service after December 31, 2005 will be depreciated over the estimated lives as described in Note 1.

Years
Buildings	13
Communications networks	5-15
Furniture, fixtures and equipment	2-6

Note 4.    Trade Receivables

The composition of trade receivables, net, is as follows (in millions):

	December 31,
	2005	2006

Trade receivables:
Billed	$47.3	$37.9
Unbilled	4.3	3.4

	51.6	41.3
Allowance for doubtful accounts and discounts	(10.9)	(9.2)

	$40.7	$32.1

Note 5.    Other Accrued Liabilities

Other accrued liabilities consists of the following (in millions):

	December 31,
	2005	2006

Accrued Sales/Use/Excise Taxes	$17.2	$16.3
Interest	1.0	4.3
Accrued property taxes	7.1	5.3
Restructuring	6.5	0.2
Customer deposits	2.8	5.7
Other	23.0	17.0

	$57.6	$48.8

Note 6.    Debt

As described in Note 1, on March 16, 2005, the Company and holders of a majority of the debt under its Credit Facilities entered into a forbearance agreement. Pursuant to the forbearance agreement, the lenders agreed to forbear from exercising certain default related remedies against the Company, including with respect to the non-payment of principal and certain interest payment obligations under the Credit Facilities. The initial forbearance agreement expired on May 23, 2005, but was extended on four occasions until October 31, 2005.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The forbearance agreement, as amended, among other things, limited the Company’s ability to sell certain assets without prior approval of the lender group and required the Company to accrue two additional percentage points of interest on the outstanding loan balances.

On October 28, 2005, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. The Company’s Plan was confirmed on December 15, 2005 with the confirmation order entered by the Bankruptcy Court on December 16, 2005. Under the terms of the Plan, $677.3 million of debt outstanding under the Credit Agreement and $50.8 million of accrued interest was discharged in exchange for 100% of the equity of Reorganized McLeodUSA.

On January 6, 2006, the Company restructured its Exit Facility into the Term Loans. The Company used the proceeds from the sale of the Company’s headquarters building totaling $27.3 million to reduce the amount outstanding from $100.0 million to $72.7 million. The Term Loans consisted of $72.7 million outstanding under a Tranche A borrowing and $10.0 million outstanding under a Tranche B borrowing.

On September 28, 2006, the Company completed a private placement of notes with a principal amount of $120.0 million (the “Notes”). The Notes bear interest at 10.5% per annum, payable semi-annually in arrears, and mature on October 1, 2011. No principal payments are due until maturity. In connection with the private placement of the Notes, the Company entered into a registration rights agreement in which the Company agreed to, among other things, file a registration statement with the SEC within 180 days of the issuance of the Notes and use its best efforts to cause the registration statement to be declared effective within 270 days after the issuance of the Notes. The Company used the proceeds from the Notes to pay off the $82.7 million outstanding under the Term Loans and cash collateralize outstanding letters of credit at 105% of their face value totaling $8.8 million. The remaining proceeds will be used for general corporate purposes.

The Notes are collateralized by substantially all of the Company’s tangible and intangible assets and include restrictions as to, among other things, additional indebtedness, payment of cash dividends, liens, investments and asset sales. The Notes do not contain financial maintenance covenants. The Company may, at its option, choose to redeem a portion of the Notes in an aggregate principal amount not exceeding the amount of the proceeds from the sale of the Company’s ATS cable and telephony business of approximately $16 million. On April 6, 2007, the Company provided notice that the $16 million in principal amount of the Notes would be redeemed, and on May 8, 2007, completed the redemption. The Notes also allow for the redemption of up to 35% of the aggregate principal amount of the Notes prior to October 1, 2009 subject to certain prepayment premiums. The holders of the Notes may require the Company to repurchase the notes at 101% of the principal amount upon the occurrence of a change of control.

The Company’s debt consists of the following at December 31, (in millions):

	2005	2006
Revolving Credit Facility, variable rate due May 31, 2007	$150.0	$—
Revolving Exit Facility, variable rate due May 31, 2007	100.0	—
Tranche A Term Facility, variable rate due in various installments through May 31, 2007	150.8	—
Tranche B Term Facility, variable rate due in various installments through May 30, 2008	376.5	—
10 1/2% Senior Second Secured Notes due 2011	—	120.0

	$777.3	$120.0
Less current maturities of long-term debt	(100.0)	—
Less liabilities subject to compromise	(677.3)	—

Total long-term debt	$—	$120.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7.    Fair Value of Financial Instruments

At December 31, 2006 and 2005, the financial instruments of the Company consist of cash and cash equivalents, restricted cash, receivables, current liabilities and debt. The carrying value of these financial instruments approximates their fair value at December 31, 2006 and 2005 with the exception of the Company’s debt at December 31, 2005. Utilizing data derived for December 31, 2005 from the adoption of fresh start accounting, the estimated fair value of the outstanding debt balance as of December 31, 2005 was $340.4 million, as compared to the carrying amount of $777.3 million.

Note 8.    Leases and Commitments

Leases: The Company leases certain of its office and network facilities under noncancelable agreements that expire at various times through September 2016. These agreements require various monthly rentals plus the payment of applicable property taxes, maintenance and insurance.

The total minimum commitment at December 31, 2006 under such operating leases is as follows (in millions):

Operating Leases
2007	28.9
2008	21.1
2009	12.7
2010	5.8
2011	3.2
Thereafter	4.3

$76.0

The total rental expense included in the consolidated statements of operations for the years ended December 31, 2004, 2005 and 2006 is $24.8 million, $23.7 million and $18.2 million, respectively. Included in the commitments above are long-term service arrangements with telecommunication companies where the Company leases special access. These charges are not included in rent expense but are classified as cost of service in the consolidated statements of operations. The Company received sublease payments that reduced rent expense by $0.4 million, $0.9 million and $1.4 million for the years ended December 31, 2004, 2005 and 2006.

McLeodUSA, the parent company, has various guarantees related to subsidiary commitments under operating leases. The guarantees total $8.3 million and expire over various periods through December 2014, corresponding with the termination of the lease agreement. The underlying contractual commitment of the subsidiaries is included in the minimum commitment table above. At December 31, 2006, the Company had standby letters of credit outstanding of $8.3 million.

McLeodUSA has indemnification obligations to its current and former Directors and Officers. The terms of the indemnification obligations provide for no limitation to the maximum potential future payments under such indemnifications. McLeodUSA maintains insurance, subject to limitations set forth in the policies, which is intended to cover the costs of claims made against its Directors and Officers.

Note 9.    Capital Stock

The Predecessor Company’s Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock and the Predecessor McLeodUSA Warrants were all canceled upon the Effective Date of the Plan.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Reorganized Company’s Third Amended and Restated Certificate of Incorporation authorize the Company to issue 37,500,000 shares of common stock. On the Effective Date, 30,000,000 shares of Reorganized McLeodUSA Common Stock were distributed to the impaired debt holders under the Credit Facilities in accordance with the Plan.

Note 10.    Change-of-Control Agreements

At December 31, 2006, the Company had agreements with certain of its executive employees, which provide for certain additional severance payments as defined in the individual agreements upon a change of control. In addition, the Company has a severance plan covering certain other management employees whereby participants in the severance plan are entitled to receive certain severance benefits upon a qualifying termination, as defined in the severance plan, following a change of control.

Note 11.    Employee Benefit Plan

The Company maintains two contributory retirement plans (401(k) plans) for its employees (including executive officers) age 21 and over with at least three months of service with the company. One 401(k) plan covers employees with job titles of Director and above and provides that each participant may contribute up to 50% of his or her salary (not to exceed the annual statutory limit). The second 401(k) plan covers employees with job titles below Director. It allows contributions of up to 50% of salary (not to exceed the annual statutory limit).

Note 12.    Restructuring Charges

As discussed in Note 1, during 2005 the Company entered into a forbearance agreement with its lenders. During the forbearance period the Company explored the possibility of selling all or pieces of the Company and solicited interest from potential acquirers. All indications of interest received were for a level of net sale proceeds below the amounts required to pay obligations under the Credit Facilities in full. Only one indication of interest for the entire Company was received, and that indication of interest was withdrawn at an early stage. As a result, the majority of the lenders indicated that they did not support continuation of the sale process and desired to have the Company proceed with a restructuring. After taking such views into account, the Company determined not to pursue the continuation of the sale process. The Company decided to proceed with a financial restructuring that would convert the $677.3 million of debt outstanding under the Credit Agreement into equity and transfer ownership of the Company to the lenders under the Credit Agreement. In connection with this process, the Company incurred charges of $23.9 million and $2.4 million during the years ended December 31, 2005 and 2006, respectively, comprised of the following (in millions):

	2005	2006
Professional fees and related expenses	$17.5	$0.9
Severance	6.4	1.5

	$23.9	$2.4

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the carrying amount of the restructuring liability for the years ended December 31, 2005 and 2006 are summarized as follows (in millions):

Facility Closure Costs
Liability at December 31, 2004	$15.2
Cash payments through December 31, 2005	(10.5)
Reserve additions	1.8

Liability at December 31, 2005	$6.5
Cash payments through December 31, 2006	(6.2)
Reserve reductions	(0.1)

Liability at December 31, 2006	$0.2

Note 13.    Impairment Charges

In accordance with SFAS 142, goodwill and other indefinite lived intangible assets are not amortized but reviewed annually for impairment or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount. SFAS 142 requires the identification of reporting units and the application of a two-step approach to assess goodwill impairment. In order to identify potential impairment, the Company performed annual impairment tests of goodwill by comparing the fair value of its reporting unit with its carrying amount, including goodwill. If the carrying amount of its reporting unit exceeds its fair value, the impairment loss is measured in the second step by comparing the implied fair value of goodwill, determined in the same manner as in a business combination, with its carrying amount. The Company defined reporting units during its transitional and annual goodwill impairment tests as an operating segment comprised of McLeodUSA’s consolidated operations.

For other indefinite lived intangible assets SFAS 142 requires that the impairment test consist of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. The Company has established July 1 as the date for its annual impairment test for both goodwill and its other indefinite lived intangible assets. The Company performed its annual goodwill impairment and other indefinite lived intangible assets evaluations using the July 1 test date. During 2004, the evaluations based on a discounted cash flow analysis indicated full impairment in the carrying amount of the Company’s goodwill of $245.1 million and partial impairment in the McLeodUSA trade name of $18.0 million, resulting in a non-cash impairment charge of $263.1 million in the Company’s consolidated statement of operations for the year ended December 31, 2004.

In accordance with SFAS 144, a long-lived asset group shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. During the second quarter of 2005, the Company concluded there was not an acceptable strategic partner or buyer for all or portions of the Company and proceeded to work with its lender group to complete a capital restructuring. As a result, the Company performed an evaluation of the recoverability of its property and equipment that indicated that certain of its long-lived assets were impaired. The Company used a probability-weighted discounted cash flow analysis to estimate the fair value of the Company’s property and equipment and recorded a non-cash impairment charge of $174.8 million to reduce the carrying amount to estimated fair value. The Company also performed an evaluation of the McLeodUSA trade name during the second quarter of 2005 as a result of the capital restructuring process described above. The Company performed the evaluation of the McLeodUSA trade name utilizing a “relief from royalty” method of valuation. The results of this evaluation indicated partial impairment of the McLeodUSA trade name and the Company recorded a non-cash impairment charge of $27.7 million to reduce its carrying value to estimated fair value of $37.2 million.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In connection with the Company’s bankruptcy filing in October 2005 and the results of valuations performed on the Company’s noncurrent tangible and intangible assets in connection with the adoption of fresh start accounting, as described in Note 3, the Company recorded an incremental impairment charge of $75.3 million in the fourth quarter of 2005. This incremental impairment charge consisted primarily of revisions to the valuation assumptions related to the McLeodUSA trade name, the value of the customer lists as well as adjustments to the carrying value of deferred line installation costs.

Note 14.    Assets Held for Sale

In conjunction with the Plan, certain assets of the Company were identified for sale to raise cash. The Company’s ATS cable and telephony business (“ATS”), which provides cable television services in and around Cedar Rapids and Marion, Iowa was identified as one of these assets because it was not considered to be core to the continuing competitive telecommunications business. The Company completed the sale of its ATS operations on March 9, 2007 for approximately $16 million. The Company recorded a loss on the sale of $1.0 million (unaudited). Assets held for sale and liabilities related to assets held for sale have been presented separately in the asset and liabilities sections of the consolidated balance sheet as of December 31, 2006. The assets held for sale are recorded at fair market value based on the contract value. The liabilities related to assets held for sale represent the liabilities of ATS.

In connection with the Company’s strategic plan, it may divest certain assets or markets that it no longer deems core to its business strategy. At December 31, 2006, the Company was in discussions with a potential buyer for certain property and equipment and customers in North Dakota and had classified the related property and equipment, totaling $1.6 million, as held for sale in the consolidated balance sheet. Since that time, discussions with the potential buyer have ceased and the Company does not anticipate that a sale will occur in the next 12 months.

The carrying amounts of the major classes of assets held for sale and liabilities related to assets held for sale as of December 31, 2006 (in millions):

December 31, 2006
Current assets	$0.9
Property & equipment, net	18.7

19.6

Liabilities related to assets held for sale	$1.6

Note 15.    Intangible Assets

Intangible assets with finite lives at December 31, 2005 and 2006, are summarized as follows (in millions):

December 31, 2005:	Gross	Accumulated Amortization	Net
Deferred line installation costs	$178.5	$164.8	$13.7
Customer base	19.2	17.8	1.4
McLeodUSA trade name	3.3	—	3.3

	$201.0	$182.6	$18.4

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2006:	Gross	Accumulated Amortization	Net
Deferred line installation costs	$16.5	$3.9	$12.6
Customer relationships	15.1	3.5	11.6
McLeodUSA trade name	3.3	0.8	2.5

	$34.9	$8.2	$26.7

Annual estimated amortization expense for intangible assets above is $9.6 million during each of 2007 and 2008, $7.2 million in 2009 and $0.3 million in 2010.

Note 16.    Accounting for Asset Retirement Obligations

SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred and capitalized as part of the carrying amount of the long-lived asset. Over time, the liability is recorded at its present value each period through accretion expense, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the Company recognizes a gain or loss for any difference between the settlement amount and the obligation.

Changes in the carrying amount of the asset retirement obligation for the years ended December 31, 2005 and 2006, are summarized as follows (in millions):

Balance, January 1, 2005	$61.4
Interest accretion	3.8
Revisions	(33.7)
Payments	(0.2)

Balance, December 31, 2005	$31.3
Fresh start accounting adjustment	(18.5)
Interest accretion	1.4

Balance, December 31, 2006	$14.2

The asset retirement obligations are estimated based on various assumptions reviewed periodically by the Company. If information becomes known that is different than the assumptions in use, revisions are made using the more precise information. During 2005, such revisions principally related to timing of the settlement of asset retirement obligations and the likelihood of retirement provisions being enforced. As a result of the Company’s adoption of fresh start accounting as of January 1, 2006, the discount rate used to determine the present value of the asset retirement obligation was changed to reflect current discount rates resulting in a decrease in the liability of $18.5 million classified as an reorganization item in the Company’s consolidated statement of operations for the one day ended January 1, 2006. If actual results differ from the assumptions used, the amount of the obligations will differ, perhaps significantly, from the amounts reflected in the accompanying consolidated financial statements.

Note 17.    Related Party Transactions

Jefferies & Company, Inc. and certain of its affiliates at December 31, 2006, beneficially owned approximately 8.4% of our common stock. Jefferies & Company, Inc. was the initial purchaser in the offering of the Notes and was paid $3.6 million in fees for acting in such capacity in connection with the Notes offering.

JPMorgan Chase and certain of its affiliates at December 31, 2006, beneficially owned approximately 7.8% of our common stock. JPMorgan Chase Bank, N.A. acted as administrative agent under the Credit Facilities and

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

received customary fees for acting in such capacity. At December 31, 2006, the Company had $8.3 million of outstanding letters of credit with JPMorgan Chase Bank, N.A, which are cash collateralized at 105% of face value. At December 31, 2006, JPMorgan Chase also held $2.4 million as escrow agent for the Company’s dispute with AT&T.

Jefferies & Company, Inc., JPMorgan Chase and Wayzata Investment Partners LLC, or their affiliates, were among the lenders under the Company’s Exit Facility and were paid $0.7 million, $3.5 million and $0.7 millions in interest, respectively. The Exit Facility was paid off on September 28, 2006. Wayzata Investment Partners LLC and certain of its affiliates own approximately 26.1% of the Company’s common stock.

During 2006, the Company made payments totaling less than $0.1 million to Birch Telecom, Inc. for telecommunication services. A director of McLeodUSA is also a director of Birch Telecom, Inc.

During 2004 and 2005, the Predecessor Company provided and purchased services from various companies, the principals of which were stockholders or directors of McLeodUSA or affiliates. Revenues from services provided totaled $2.0 million and $1.5 million for the years ended December 31, 2004 and 2005, respectively. Services purchased during the years ended December 31, 2004 and 2005, primarily professional services, totaled $3.5 million and $0.2 million, respectively. In addition, the Company paid Forstmann Little & Co., a majority owner of the Predecessor Company, $0.1 million for the year ended December 31, 2004, for expenses incurred by Forstmann Little & Co. on behalf of the Predecessor Company.

Note 18.    Income Tax Matters

Net deferred taxes consist of the following components (in millions):

	December 31,
	2005	2006
Deferred tax assets
Net operating loss carryforwards	$1,482.3	$1,328.1
Property and equipment	348.4	145.5
Accruals and reserves not currently deductible	29.1	33.3
Intangibles and other assets	11.2	2.9
Deferred revenues	10.5	11.2
Non-qualified stock option expense	—	1.9
Other	2.7	3.4

	1,884.2	1,526.3
Less valuation allowance	(1,878.7)	(1,517.1)

	$5.5	$9.2

Deferred tax liabilities:
Deferred line installation cost	5.0	8.8
Other	0.5	0.4

	5.5	9.2

	$—	$—

In assessing the future utilization of deferred tax assets, management considers whether it is “more likely than not” that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No benefit for federal income taxes has been recorded for the years

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ended December 31, 2004 through December 31, 2006 as the net deferred tax assets generated, primarily from temporary differences related to net operating losses, were offset by a full valuation allowance because it is considered “more likely than not” that these benefits will not be realized due to the Company’s historic continued losses since inception.

In January 2006, the Company emerged from bankruptcy and adopted the provisions of its Plan of reorganization. The Company realized substantial cancellation of debt, or “COD,” income as a result of the implementation of the Plan. Because the Company was a debtor in a bankruptcy case at the time it realized the COD income, it was not required to include such COD income in its taxable income for federal income tax purposes. Instead, the Company was required to reduce certain of its tax attributes (including net operating loss (“NOL”) carry forwards) by the amount of COD income so excluded. The Company’s NOL carry forwards at December 31, 2006 have been adjusted for this impact.

An “ownership change” (as defined in Internal Revenue Code Section 382 (“Section 382”)) generally occurs if certain persons or groups increase their aggregate ownership percentage in a corporation’s stock by more than 50 percentage points in the shorter of any three-year period or the period beginning the day after the day of the last ownership change. A Section 382 ownership change occurred with respect to the Company’s stock in connection with its emergence from bankruptcy pursuant to the Plan. As a result, the Company’s NOL carry forwards allocable to periods prior to the Effective Date, and certain subsequently recognized “built-in” losses and deductions, if any, may be subject to limitation under the provisions of Section 382. The amount of this annual limitation is approximately $10.5 million. If a loss corporation (or consolidated group) has a “net unrealized built-in loss” at the time it incurs an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses that are recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as prechange losses and will be subject to the annual limitation discussed above. For this purpose, depreciation and amortization deductions that arise during such five-year period are treated as recognized built-in losses (and, accordingly, are subject to the annual limitation under Section 382) to the extent that such deductions are attributable to unrealized built-in losses that exist at the time of the ownership change.

An exception to the annual limitation rules generally applies where existing stockholders and qualified creditors of a debtor receive, in respect of their stock and debt claims, at least 50% of the vote and value of the stock of the reorganized debtor pursuant to a confirmed chapter 11 plan. Under this exception, a debtor’s prechange NOL carry forwards and built-in losses are not limited on an annual basis, but instead are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year that is prior to and includes the reorganization, in respect of all debt that is converted into stock in the bankruptcy proceeding. Management estimates that, under the bankruptcy exception, the Company’s available NOL carry forwards would be reduced by approximately $120 million as a result of the reduction in such interest deductions with respect to such COD income (as discussed above). If the special bankruptcy exception applies, any further ownership change (as defined above) of the Company within a two-year period after the consummation of the Plan will preclude the Company’s future utilization of any pre-change losses existing at the time of the subsequent ownership change. Management continues to evaluate whether such election will be made with their 2006 federal income tax return, which will be filed prior to September 15, 2007.

It has yet to be determined which election the Company will make regarding its alternatives under IRC Section 382, however management believes the Company will qualify for the Section 382 exception. Accordingly, the deferred taxes associated with the NOL carry forwards are reflected in the above schedule at gross value, without regard to any annual limitations that would be applicable if the Company did not qualify for the Section 382 exception. In addition, net deferred tax assets associated with property and equipment have been decreased to reflect the entire limitation on future recognized “built-in” losses and deductions. At December 31,

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2006, the Company has NOL carry forwards for federal income tax purposes of approximately $3 billion, which are available to offset future taxable income through 2025.

The Company’s ability and that of its subsidiaries to utilize new NOL carry forwards arising after the ownership change will not be affected.

The income tax rate differs from the U.S. Federal income tax rate due to the following:

	2004	2005	2006
Expected tax rate	(35)%	(35)%	35%
Percent increase (decrease) in income taxes resulting from:
Effect of Reorganization	—	—	8
Other		2	1
Change in valuation allowance	35	33	(44)

	—%	—%	—%

The Company adopted FIN 48 during the first quarter of 2007. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements and required no cumulative adjustment to beginning retained earnings. The Company files income tax returns in the U.S. federal jurisdiction and various states. The 2003 through 2006 tax years, according to statute, remain open to examination by the major taxing authorities to which the Company is subject.

Note 19.    Litigation

The Company is involved in numerous regulatory proceedings before state public utility commissions and the Federal Communications Commission (the “FCC”), particularly in connection with actions by the regional Bell operating companies (the “RBOCs”), which include AT&T, Qwest and Verizon. The Company anticipates that the RBOCs will continue to pursue litigation, changes in regulations and legislation in states within the Company’s 20-state footprint, as well as before the FCC and Congress, to reduce regulatory oversight and regulation over their rates, operations and access by others to their networks. This includes the pursuit of major changes in the Telecommunications Act of 1996, which may adversely affect competitive local exchange carriers (“competitive local exchange carriers”), including the Company. If adopted, these changes could make it more difficult for the Company to challenge the RBOCs’ competitive actions and to compete with the RBOCs generally.

The Company is one of several defendants in a lawsuit brought by AT&T and its affiliates in the U.S. District Court in the Eastern District of Missouri in February 2005. AT&T alleges that the Company conspired with one or more of Global Crossing and its affiliates, certain named competitive local exchange carriers, and/or certain unnamed Least Cost Router entities (“LCRs”), to breach AT&T’s state or federal tariffs, unjustly enrich themselves and commit fraud on AT&T. AT&T alleges that the defendants knowingly disguised long distance calls that were terminated to AT&T so that they appeared to AT&T to be local calls thereby depriving AT&T of the difference between the access charge rate owed for termination of long distance calls and the reciprocal compensation rate owed for termination of local calls. The Company filed its answer on April 1, 2005, denying all liability. No discovery has been conducted in the case. On February 7, 2006, the court entered an order staying the case on the grounds that primary jurisdiction regarding the obligations of the defendants rests with the FCC. AT&T did not quantify its damages, and the case was stayed. The claims remain pending with the FCC. As this case is in an early stage and no specific claim of damages has been made against the Company, the risk of damages against the Company, if any, cannot be estimated at this time. The Company intends to vigorously defend against these claims.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has been sued in two actions brought in May 2003 in the Circuit Court of Cook County, Illinois, consolidated as Telecommunications Network Design, Inc. vs. McLeodUSA, No. 03 CH 8477, and certified as a class action, for allegedly sending unsolicited faxes in violation of 47 U.S.C. section 227(b)(3). The complaints do not quantify the alleged damages. Under the statute, recipients of unsolicited facsimile advertisements are entitled to damages of up to $500 per facsimile for inadvertent violations and up to $1,500 per facsimile for knowing or willful violations. The Company has demanded coverage from its insurance carrier, AIG, which has denied coverage. The Company is currently in litigation with AIG over coverage for these claims. The court has held that the insurance policy imposed a duty to defend these actions, but has expressed no opinion on AIG’s duty to indemnify the Company for losses. The complaints do not quantify their damages. While the Company is vigorously defending against liability in the class action and pursuing its claim against AIG for insurance coverage, there can be no assurance that it will be successful in its defense or that a negative outcome would not have a material adverse effect on the Company. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome, and that the risk of loss beyond the reserved amount is remote.

The Company has protested and appealed various sales and use tax assessments levied in January 2002 by the Iowa Department of Revenue with respect to the purchase of certain equipment from 1996 through 2000. These assessments total approximately $8 million, excluding interest and penalties. The Company believes it has meritorious defenses against these assessments and intends to vigorously defend itself during this appeal process. The Company has reserved what it believes to be an adequate amount related to this dispute based on its assessment of the likely outcome. However, there can be no assurance that its business will not be materially adversely affected by a negative outcome of this dispute.

On March 13, 2007, the Universal Service Administrative Company (“USAC”), which administers the federal universal service program on behalf of the FCC, completed an audit of the Company’s contributions to the federal universal service program based upon the Company’s 2005 revenues. The audit report concludes that the Company underreported or misclassified certain telecommunications service revenues, resulting in a contribution shortfall of approximately $4.0 million. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome. The Company is continuing to negotiate with USAC in an attempt to revise or amend their findings. If the Company’s efforts are unsuccessful, the Company has the right to appeal the audit findings to the FCC.

As a result of a settlement reached with Qwest prior to the Company’s emergence from Chapter 11, the Company filed complaints against Qwest during the first quarter of 2006 with several state utility commissions related to a colocation billing dispute. The Company had withheld payments due to Qwest because it believed Qwest had not properly implemented the parties’ amended interconnection agreement. In July 2006, the Iowa Utilities Board agreed with Qwest’s interpretation of the 2004 amendment, which would require the Company to pay Qwest the disputed payments. In August 2006, the Company filed a petition with the Iowa Utilities Board requesting reconsideration of its decision, which application was granted for purposes of further consideration. Cases filed by the Company against Qwest are pending in three other states. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome.

Also as a result of the settlement with Qwest, on March 14, 2006, the Company filed an action against Qwest in the U.S. District Court for the Northern District of Iowa seeking recovery of damages related to numerous other billings between the parties. Qwest filed a counterclaim for amounts it believes the Company owes it. This lawsuit encompasses billing disputes involving access billing for 800 toll-free calls made by the Company’s customers and 800 toll-free calls made by third-party wireless carrier customers, access charges related to VoIP traffic, billing disputes related to the parties unbundled network element platform agreement, backbilling for colocation space and related disputes for fiber maintenance fees under an IRU agreement between

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the parties, reimbursement of third-party access charges and other issues. In addition, Qwest alleges that the Company improperly entered into revenue-sharing arrangements with wireless carriers in order to charge Qwest for access services provided to such carriers whose customers made 800 toll-free calls that were routed through Qwest’s network. The Company is also seeking a declaratory judgment that it is not responsible for reimbursing Qwest for terminating access charge payments that Qwest allegedly made to rural incumbent local exchange carriers for calls that were originated by its end user customers. Qwest claims its damages exceed $14 million, and the Company’s claims against Qwest exceed $12 million.

On July 24, 2006, the Company moved to dismiss Qwest’s negligent misrepresentation, conversion, trespass, fraud, fraudulent concealment and negligence counterclaims. On August 24, 2006, Qwest amended its counterclaims both by making additional factual allegations and by interposing a limited number of new legal theories. The Company filed a motion to dismiss Qwest’s amended counterclaims on September 11, 2006. On January 16, 2007, the court dismissed the negligence and negligent misrepresentation claims. The court declined to dismiss the remaining counterclaims. The Company filed its response to Qwest’s amended counterclaims, including the tort claims that were not dismissed on February 21, 2007. The Company believes that its billing was and remains consistent with industry practice, FCC regulations, its tariffs and interconnection agreements, and that it has good defenses to Qwest’s counterclaims. The Company intends to aggressively pursue its claims against Qwest and vigorously contest the Qwest counterclaims. The Company’s business and cash reserves could be adversely affected by adverse rulings by the court in this lawsuit, and the Company’s loss could be as high as the total amount of damages Qwest has claimed. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome.

The Company, along with a number of other telecommunications carriers, filed suit in March 2006 against AT&T Corp. in the U.S. District Court in the District of New Jersey for unpaid and underpaid access charges. This suit claims that AT&T deliberately disguised the nature of certain calls so that the Company was unable to assess and bill the applicable access charges. AT&T has asserted a counterclaim alleging that the Company improperly billed AT&T terminating intrastate access charges on wireless roaming traffic, a portion of which should have been billed at the lower interstate rate. The Company intends to pursue its claims and to contest the AT&T counterclaim vigorously.

The Company’s former Chairman Clark E. McLeod, former President and Chief Executive Officer Stephen C. Gray, former Chairman and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, Chris A. Davis, and former Chief Financial Officer, J. Lyle Patrick, whom are referred to together as the individual defendants, were defendants in a number of putative class action complaints filed in January 2002 that have been consolidated into a single complaint entitled In Re McLeodUSA Incorporated Securities Litigation C.O. 2-0001 (N. Iowa). The Company refers to this matter as the Iowa class action. Putative class plaintiff, New Millennium Growth Fund LLC, has also filed proofs of claim against the Company in the Company’s Chapter 11 case on behalf of all class claimants in the Iowa Class Action. The Company refers to these claims as the bankruptcy claims, and together with the Iowa class action, are referred to as the securities claims. In February 2006, the plaintiffs and the Company jointly filed a stipulation of dismissal, which effectively dismissed it as a defendant in the securities claims. In September 2006, the remaining parties to the Iowa class action, including the individual defendants, filed a settlement agreement with the court, which held a fairness hearing on November 29, 2006. On January 5, 2007, the court approved the settlement agreement. On January 8, 2007, the court entered an Order and Final Judgment in this matter. The Company has no payment or other obligations in connection with this settlement.

The Company is not aware of any other material litigation against them. It is, however, party to a number of legal actions and proceedings arising from its provision and marketing of telecommunications services (including matters involving do-not-call and billing regulations), as well as certain legal actions and regulatory matters arising

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

in the ordinary course of business. The Company believes that the ultimate outcome of the foregoing actions will not result in a liability that would have a material adverse effect on its financial condition or results of operations.

Note 20.    Condensed Consolidating Financial Information

On September 28, 2006, McLeodUSA Incorporated (“Issuer”) issued the Notes. The Notes are fully, unconditionally and irrevocably guaranteed by each of the Company’s existing and future subsidiaries (“Subsidiary Guarantors”), jointly and severally. All of the Company’s subsidiaries are wholly-owned. Substantially all of the Issuer’s cash flow is generated by the Subsidiary Guarantors. As a result, funds necessary to meet the Issuer’s debt service obligations are provided by the Subsidiary Guarantors.

The following information sets forth the Company’s Condensed Consolidating Balance Sheets as of December 31, 2005 and 2006, Condensed Consolidating Statements of Operations for the years ended December 31, 2004, 2005 and 2006, and Condensed Consolidating Statements of Cash Flows for the years ended December 31, 2004, 2005 and 2006.

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2005

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$13.9	$6.1	$—	$20.0
Restricted cash	43.4	—	—	43.4
Trade receivables, net	—	40.7	—	40.7
Prepaid expenses and other	6.4	7.4	—	13.8

Total current assets	63.7	54.2	—	117.9

Property and equipment, net	—	346.4	—	346.4
Intangibles, net	3.3	15.1	—	18.4
Other	1.1	2.4	—	3.5

Total assets	$68.1	$418.1	$—	$486.2

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Liabilities subject to compromise	$728.1	$—	$—	$728.1
Current maturities of long-term debt	100.0	—	—	100.0
Accounts payable	0.4	33.3	—	33.7
Accrued payroll and payroll related expenses	11.5	2.2	—	13.7
Other accrued liabilities	40.3	17.3	—	57.6
Deferred revenue, current portion	—	9.4	—	9.4

Total current liabilities	880.3	62.2	—	942.5
Long-term liabilities
Losses in subsidiary in excess of investment	(1,250.1)	(3,294.6)	4,544.7	—
Due to (due from) affiliates	944.1	(944.1)	—	—
Deferred revenue, less current portion	—	18.6	—	18.6
Other long-term liabilities	—	31.3	—	31.3

Total liabilities	574.3	(4,126.6)	4,544.7	992.4

Preferred stock	42.4	—	—	42.4
Stockholders’ equity (deficit)	(548.6)	4,544.7	(4,544.7)	(548.6)

Total liabilities and stockholders’ equity (deficit)	$68.1	$418.1	$—	$486.2

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2006

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$58.7	$6.1	$—	$64.8
Restricted cash	10.6	—	—	10.6
Trade receivables, net	—	32.1	—	32.1
Prepaid expenses and other	3.7	7.1	—	10.8
Assets held for sale	—	19.6	—	19.6

Total current assets	73.0	64.9	—	137.9

Property and equipment, net	—	306.3	—	306.3
Investment in subsidiaries	320.0	352.1	(672.1)	—
Intangibles, net	2.5	24.2	—	26.7
Other	7.0	1.1	—	8.1

Total assets	$402.5	$748.6	$(672.1)	$479.0

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$0.5	$35.1	$—	$35.6
Accrued payroll and payroll related expenses	10.8	2.4	—	13.2
Other accrued liabilities	6.8	42.0	—	48.8
Deferred revenue, current portion	0.2	8.5	—	8.7
Liabilities related to assets held for sale	—	1.6	—	1.6

Total current liabilities	18.3	89.6	—	107.9
Long-term liabilities
Due (from)/due to affiliates	47.1	(47.1)	—	—
Long-term debt, less current maturities	120.0	—	—	120.0
Deferred revenue, less current portion	—	19.8	—	19.8
Other long-term liabilities	—	14.2	—	14.2

Total liabilities	185.4	76.5	—	261.9

Stockholders’ equity (deficit)	217.1	672.1	(672.1)	217.1

Total liabilities and stockholders’ equity (deficit)	$402.5	$748.6	$(672.1)	$479.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2004

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$716.2	$—	$716.2
Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	393.8	—	393.8
Selling, general and administrative	39.3	229.1	—	268.4
Depreciation and amortization	1.5	355.3	—	356.8
Impairment charge	263.1	—	—	263.1
Reorganization items	—	—	—	—
Restructuring charges	(0.2)	—	—	(0.2)

Total operating expenses	303.7	978.2	—	1,281.9

Operating (loss) income	(303.7)	(262.0)	—	(565.7)
Nonoperating (expense) income:
Interest expense, net of amounts capitalized	(44.5)	(3.7)	—	(48.2)
Other income (expense)	3.2	(13.8)	—	(10.6)

Total nonoperating expenses	(41.3)	(17.5)	—	(58.8)

Net (loss) income before equity in undistributed earnings (losses) of subsidiaries	(345.0)	(279.5)	—	(624.5)
Equity in undistributed earning (losses) of subsidiaries	(279.5)	—	279.5	—

Net (loss) income	$(624.5)	$(279.5)	$279.5	$(624.5)

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2005

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$635.0	$—	$635.0
Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	362.1	—	362.1
Selling, general and administrative	29.2	188.2	—	217.4
Depreciation and amortization	1.3	211.6	—	212.9
Impairment charge	63.1	214.7		277.8
Reorganization items	20.2	—		20.2
Restructuring charges	23.9	—	—	23.9

Total operating expenses	137.7	976.6	—	1,114.3

Operating (loss) income	(137.7)	(341.6)	—	(479.3)
Nonoperating (expense) income:
Interest expense, net of amounts capitalized	(61.3)	(4.0)	—	(65.3)
Other income (expense)	—	9.8	—	9.8

Total nonoperating expense	(61.3)	5.8	—	(55.5)

Net (loss) income before equity in undistributed earnings (losses) of subsidiaries	(199.0)	(335.8)	—	(534.8)
Equity in undistributed earning (losses) of subsidiaries	(335.8)	—	335.8	—

Net (loss) income	$(534.8)	$(335.8)	$335.8	$(534.8)

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

For the Year Ended December 31, 2006

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$544.7	$—	$544.7
Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	315.8	—	315.8
Selling, general and administrative	24.8	156.9	—	181.7
Depreciation and amortization	0.8	59.3	—	60.1
Impairment charge	—	—	—	—
Reorganization items	—	—	—	—
Restructuring charges	2.4	—	—	2.4

Total operating expenses	28.0	532.0	—	560.0

Operating (loss) income	(28.0)	12.7	—	(15.3)
Nonoperating (expense) income:
Interest expense, net of amounts capitalized	(11.0)	(1.7)	—	(12.7)
Other income (expense)	(1.2)	0.9	—	(0.3)

Total nonoperating expense	(12.2)	(0.8)	—	(13.0)

Net (loss) income before equity in undistributed earnings (losses) of subsidiaries	(40.2)	11.9	—	(28.3)
Equity in undistributed earning (losses) of subsidiaries	11.9	—	(11.9)	—

Net (loss) income	$(28.3)	$11.9	$(11.9)	$(28.3)

Other comprehensive income:
Unrealized holding gains arising during the period	$0.1	$—	$—	$0.1

Comprehensive (loss) income	$(28.2)	$11.9	$(11.9)	$(28.2)

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2004

	Issuer	Combined Guarantor Subsidiaries	Consolidated
Cash Flow from Operating Activities
Net loss	$(344.9)	$(279.6)	$(624.5)
Depreciation and amortization	1.5	355.3	356.8
Impairment charges	263.1	—	263.1
Changes in operating assets and liabilities	(10.0)	31.3	21.3

Net cash provided by (used in) operating activities	(90.3)	107.0	16.7

Cash Flows from Investing Activities
Purchase of property and equipment	—	(49.4)	(49.4)
Deferred line installation costs	—	(28.8)	(28.8)
Proceeds from sale of assets	5.0	19.8	24.8
Decrease in restricted cash	—	—	—

Net cash provided by (used in) investing activities	5.0	(58.4)	(53.4)

Cash Flows from Financing Activities
Principal repayments of long-term debt	—	(27.0)	(27.0)
Proceeds from issuance of long-term debt	—	60.0	60.0
Deferred financing fees	—	(2.8)	(2.8)
Change in due to/due from affiliates	81.0	(81.0)	—

Net cash provided by (used in) financing activities	81.0	(50.8)	30.2

Net decrease in cash and cash equivalents	(4.3)	(2.2)	(6.5)

Cash and cash equivalents
Beginning	50.7	5.8	56.5

Ending	$46.4	$3.6	$50.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2005

	Issuer	Combined Guarantor Subsidiaries	Consolidated
Cash Flow from Operating Activities
Net loss	$(209.4)	$(325.4)	$(534.8)
Depreciation and amortization	1.3	211.6	212.9
Impairment charges	63.1	214.7	277.8
Changes in operating assets and liabilities	52.0	6.5	58.5

Net cash provided by (used in) operating activities	(93.0)	107.4	14.4

Cash Flows from Investing Activities
Purchase of property and equipment	—	(35.9)	(35.9)
Deferred line installation costs	—	(26.3)	(26.3)
Proceeds from sale of assets	29.9	31.3	61.2
Increase in restricted cash	(43.4)	—	(43.4)

Net cash used in investing activities	(13.5)	(30.9)	(44.4)

Cash Flows from Financing Activities
Principal repayments of long-term debt	—	—	—
Proceeds from issuance of long-term debt	—	—	—
Deferred financing fees	—	—	—
Change in due to/due from affiliates	74.0	(74.0)	—

Net cash provided by (used in) financing activities	74.0	(74.0)	—

Net increase (decrease) in cash and cash equivalents	(32.5)	2.5	(30.0)

Cash and cash equivalents
Beginning	46.4	3.6	50.0

Ending	$13.9	$6.1	$20.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

	Issuer	Combined Guarantor Subsidiaries	Consolidated
Cash Flow from Operating Activities
Net (loss) income	$(40.2)	$11.9	$(28.3)
Depreciation and amortization	0.8	51.1	51.9
Stock compensation expense	4.9	—	4.9
Changes in operating assets and liabilities	(29.7)	46.9	17.2

Net cash provided by (used in) operating activities	(64.2)	109.9	45.7

Cash Flows from Investing Activities
Purchase of property and equipment	—	(31.9)	(31.9)
Deferred line installation costs	—	(17.0)	(17.0)
Proceeds from sale of assets	—	2.7	2.7
Decrease in restricted cash	31.7	—	31.7

Net cash provided by (used in) investing activities	31.7	(46.2)	(14.5)

Cash Flows from Financing Activities
Principal repayments of long-term debt	(110.0)	—	(110.0)
Proceeds from issuance of long-term debt	130.0	—	130.0
Deferred financing fees	(6.4)	—	(6.4)
Change in due to/due from affiliates	63.7	(63.7)	—

Net cash provided by (used in) financing activities	77.3	(63.7)	13.6

Net increase in cash and cash equivalents	44.8	—	44.8
Cash and cash equivalents
Beginning	13.9	6.1	20.0

Ending	$58.7	$6.1	$64.8

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 22.    Quarterly Data—(Unaudited)

The following table includes summarized quarterly financial data for the years ended December 31, 2005 and 2006 (in millions, except per share data):

	Predecessor McLeodUSA
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2005
Revenues	$160.5	$159.7	$154.4	$160.4
Operating loss	(82.8)	(248.0)	(46.6)	(101.9)
Net loss	(97.5)	(268.0)	(63.9)	(105.4)
Net loss applicable to common shares	(98.0)	(268.4)	(64.2)	(105.5)
Loss per common share	(0.32)	(0.86)	(0.20)	(0.33)

	Predecessor McLeodUSA	Reorganized McLeodUSA
	January 1, 2006	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2006
Revenues	$—	$145.7	$139.7	$132.5	$126.8
Operating (loss) income	18.5	(1.6)	(3.7)	(4.2)	(5.8)
Net (loss) income	746.6	(4.8)	(6.5)	(7.9)	(9.1)
(Loss) income per common share	2.36	(0.16)	(0.21)	(0.26)	(0.31)

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2006	September 30, 2007
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$64.8	$26.7
Restricted cash	10.6	4.6
Short term investments	—	7.6
Trade receivables, net	32.1	41.1
Prepaid expenses and other	10.8	7.1
Assets held for sale	19.6	—

Total current assets	137.9	87.1

Property and equipment
Land and buildings	11.2	11.9
Communications networks	286.3	297.9
Furniture, fixtures and equipment	44.5	54.2
Networks in progress	10.7	11.2

Total property and equipment	352.7	375.2
Less accumulated depreciation	46.4	84.8

Net property and equipment	306.3	290.4

Intangibles and other assets
Goodwill	—	5.1
Intangibles, net	26.7	35.7
Other	8.1	9.7

Total intangibles and other assets	34.8	50.5

TOTAL ASSETS	$479.0	$428.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2006	September 30, 2007
		(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$0.8
Accounts payable	35.6	33.1
Accrued payroll and payroll related expenses	13.2	12.9
Other accrued liabilities	48.8	45.3
Deferred revenue, current portion	8.7	7.4
Liabilities related to assets held for sale	1.6	—

Total current liabilities	107.9	99.5

Long-term liabilities
Long-term debt, less current maturities	120.0	105.2
Deferred revenue, less current portion	19.8	20.8
Other long-term liabilities	14.2	16.0

Total liabilities	261.9	241.5

Stockholders’ equity
McLeodUSA Common, Class A $0.01 par value; 37,500,000 authorized, 30,750,000 issued and outstanding at December 31, 2006 and September 30, 2007	0.3	0.3
Additional paid-in capital	245.0	252.0
Accumulated deficit	(28.3)	(65.9)
Accumulated other comprehensive income	0.1	0.1

Total stockholders’ equity	217.1	186.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$479.0	$428.0

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE INCOME

(In millions, except per share data)

	Predecessor McLeodUSA	Reorganized McLeodUSA
	One Day	For the Nine Months Ended
	January 1, 2006	September 30, 2006	September 30, 2007
Revenue	$—	$417.9	$375.4

Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	245.3	198.3
Selling, general and administrative	—	135.4	151.0
Depreciation and amortization	—	44.2	54.0
Reorganization items	(18.5)	—	—
Restructuring charges	—	2.5	(0.1)

Total operating expense	(18.5)	427.4	403.2

Operating income (loss)	18.5	(9.5)	(27.8)

Nonoperating income (expense):
Interest expense, net of amounts capitalized (including related party interest expense of $4.8 million and $0.3 million for the nine months ended September 30, 2006 and 2007)	—	(9.2)	(9.6)
Other expense	—	(0.5)	(0.2)
Gain on cancellation of debt	728.1	—	—

Total nonoperating income (expense)	728.1	(9.7)	(9.8)

Net income (loss)	$746.6	$(19.2)	$(37.6)

Basic and diluted income (loss) per common share	$2.36	$(0.64)	$(1.25)

Weighted average shares outstanding	315.7	30.0	30.0

Other comprehensive income, net of tax:
Unrealized holding gains arising during the period	$—	$—	$1.4
Less: reclassification adjustment for gains included in net income	—	—	(1.4)

Total other comprehensive income (loss )	—	—	—

Comprehensive income (loss)	$746.6	$(19.2)	$(37.6)

The accompanying notes are an integral part of these consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Predecessor McLeodUSA	Reorganized McLeodUSA
	One Day	For the Nine Months Ended
	January 1, 2006	September 30, 2006	September 30, 2007
Cash Flows from Operating Activities
Net income (loss)	$746.6	$(19.2)	$(37.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	—	38.4	42.3
Amortization	—	5.8	11.7
Amortization of deferred financing fees	—	0.2	0.8
Accretion of interest	—	1.1	1.2
Loss on sale of assets	—	0.2	0.1
Gain on cancellation of debt	(728.1)	—	—
Non-cash reorganization items	(18.5)	—	—
Stock compensation expense	—	3.2	7.0
Changes in assets and liabilities:
Trade receivables	—	(0.2)	(8.3)
Prepaid expenses and other	—	6.9	8.3
Accounts payable and accrued expenses	—	(11.2)	(6.7)
Deferred revenue	—	0.8	(0.5)

Net cash provided by operating activities	—	26.0	18.3
Cash Flows from Investing Activities
Purchases of property and equipment	—	(22.1)	(24.2)
Deferred line installation costs	—	(12.7)	(11.4)
Proceeds from the sale of assets	—	2.5	16.9
Acquisition	—	—	(17.3)
Purchase of available-for-sale securities	—	—	(7.6)
Decrease in restricted cash	—	34.6	3.4

Net cash provided by (used in) investing activities	—	2.3	(40.2)

Cash Flows from Financing Activities
Payments of long-term debt	—	(110.0)	(16.2)
Net proceeds from Exit Facility	—	130.0	—
Deferred financing fees	—	(5.3)	—

Net cash provided by (used in) financing activities	—	14.7	(16.2)

Net increase (decrease) in cash and cash equivalents	—	43.0	(38.1)
Cash and cash equivalents
Beginning	20.0	20.0	64.8

Ending	$20.0	$63.0	$26.7

Supplemental Disclosure of Cash Flow Information
Cash payments for interest, net of capitalized amounts	$—	$7.6	$6.4

Supplemental Schedule of Noncash Investing and Financing Activities
Equipment purchased under capital leases	$—	$—	$2.2

Accrued capital expenditures	$—	$0.8	$0.6

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1.    Proposed Merger

On September 17, 2007, MCLEODUSA INCORPORATED (“McLeodUSA” or the “Company”) announced the signing of a definitive agreement to merge with PAETEC HOLDING CORP. (“PAETEC”) and PS ACQUISITION CORP., a direct wholly owned subsidiary of PAETEC, a publicly-held supplier of communications solutions to medium and large businesses and institutions, in an all-stock transaction.

Under the terms of the merger agreement, the Company will become a wholly owned subsidiary of PAETEC and McLeodUSA stockholders will become stockholders of PAETEC. Upon closing, McLeodUSA stockholders will receive 1.30 shares of PAETEC common stock for each share of McLeodUSA common stock they own. On October 18, 2007, PAETEC filed a Form S-4 Registration Statement with the Securities and Exchange Commission to register the securities that will be issued to McLeodUSA shareholders at closing.

The transaction is subject to approval by a majority of both McLeodUSA and PAETEC shareholders and the satisfaction of other closing conditions, including approvals by state public service commissions in the states where the combined company will operate. Adoption of the merger agreement by McLeodUSA stockholders was satisfied by the delivery to PAETEC on September 17, 2007 of written consents executed by McLeodUSA stockholders holding shares representing a majority of the outstanding McLeodUSA common stock. The companies expect that the transaction will close in the first quarter of 2008.

Note 2.    Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business

McLeodUSA Incorporated, a Delaware corporation, through its subsidiaries, provides integrated local, long distance, data, Internet and other advanced telecommunications services in 25 Midwest, Southwest, Northwest and Rocky Mountain states. McLeodUSA’s business is highly competitive and is subject to various federal, state and local regulations.

The Company derives its revenue from its core telecommunications and related communications services. These include providing internet protocol- (“IP”) based communications services to small- and medium-sized enterprises, and traditional circuit-switched telephony services to commercial and residential customers. The Company provides a wide variety of broadband IP-based voice and data solutions, including local and long distance voice, dedicated broadband internet access, email, virtual private networking, managed network security, conference calling, high capacity private line services and other integrated voice and data services. It delivers integrated IP-based communications solutions to customers over a high-speed broadband connection over its private managed secure network. The Company also provides wholesale communications services to other communications services providers.

Basis of Presentation

The consolidated financial statements include those of McLeodUSA and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

On October 28, 2005, the Company and certain of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”). The Company’s plan of reorganization (the “Plan”) was confirmed by the Bankruptcy Court on December 15, 2005, with the confirmation order entered by the Bankruptcy Court on December 16, 2005. The Plan became effective and the Company legally emerged from Chapter 11 on January 6, 2006 (the “Effective Date”) but used January 1, 2006 as the date for its adoption of fresh start accounting. Accordingly, the accompanying 2006 consolidated financial statements have been prepared in accordance with

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, (“SOP 90-7”) and on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company. Under the fresh start accounting provisions of SOP 90-7, the fair value of the reorganized Company was allocated to its assets and liabilities, and its accumulated deficit eliminated. The adoption of fresh start accounting on January 1, 2006, had a material effect on the financial statements of McLeodUSA. As a result, the historical financial statements are not comparable to financial statements of the Company published for periods following the implementation of fresh start accounting. See Note 4 for further discussion of the Bankruptcy Court proceedings and the structure of the Plan.

Interim Financial Information (unaudited)

The accompanying unaudited interim condensed consolidated financial statements and information have been prepared in accordance with accounting principles generally accepted in the United States and in accordance with the instructions for Form 10-Q and article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, these financial statements contain all normal and recurring adjustments considered necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results for the nine month periods ended September 30, 2006 and 2007 are not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2006 included in the McLeodUSA, Inc. Form S-1/A filed with the Securities and Exchange Commission, (“SEC”) on August 20, 2007.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates significant to the financial statements include allowance for doubtful accounts, carrier access billing disputes, line cost disputes, internal capitalization rates, restructuring reserves, impairment of long-lived assets, asset retirement obligations, valuation allowances on deferred income taxes, regulation and litigation matters and depreciation and amortization periods. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity generally of three months or less and all certificates of deposit to be cash equivalents. Included in cash and cash equivalents at September 30, 2007 was $16.6 million of available-for-sale securities with a cost basis of $16.5 million. Included in cash and cash equivalents at December 31, 2006 was $46.9 million of available-for-sale securities with a cost basis of $46.8 million.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Short-term investments

At September 30, 2007, the Company had $7.6 million of short-term investments with a cost basis of $7.6 million. These investments consist primarily of government debt securities with an original maturity date over three months. There were no short-term investments as of December 31, 2006.

Restricted cash

On September 28, 2006 the Company refinanced its outstanding debt obligations under its credit facility dated January 6, 2006, with $120.0 million of private placement bonds. As a result, the Company’s outstanding letters of credit are required to be cash collateralized at 105% of face value. This cash collateral totaled $9.3 million and $8.3 million at December 31, 2006 and September 30, 2007, respectively. $8.2 million and $4.6 million was classified as restricted cash in the current assets section of the Company’s consolidated balance sheet as of December 31, 2006 and September 30, 2007, respectively, and $1.1 million and $3.7 million was classified as noncurrent at December 31, 2006 and September 30, 2007, because the Company did not expect to have access to those funds within the next 12 months.

In accordance with various interconnection agreements between the Company and AT&T, the Company deposited certain disputed charges billed by AT&T into an interest bearing escrow account with a third party escrow agent. There was $2.4 million held in escrow for such disputes that had been classified as restricted cash in the Company’s consolidated balance sheets as of December 31, 2006. Subsequent to year end, the escrow was increased to $3.1 million and the disputes were settled during May 2007, resulting in $2.5 million being returned to the Company and $0.6 million paid to AT&T.

Basic and diluted loss per common share

Loss per common share has been computed using the weighted average number of shares of common stock outstanding. All stock options are anti-dilutive, and are therefore excluded from the computation of earnings per share. The restricted stock issued during 2006 has been excluded from the calculation of basic earnings per share because it is contingently returnable to the Company unless certain conditions, as described in Note 3, are met.

New accounting pronouncements

The Financial Accounting Standards Board (“FASB”) has issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 provides guidance for recognizing and measuring tax positions taken or expected to be taken in a tax return that directly or indirectly affect amounts reported in the financial statements. FIN 48 also provides accounting guidance for related income tax effects of tax positions that do not meet the recognition threshold specified in this interpretation. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued the Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which is intended to provide guidance for using fair value to measure assets and liabilities. In general, this pronouncement is intended to establish a framework for determining fair value and to expand the disclosures regarding the determination of fair value. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. McLeodUSA is currently evaluating the potential impact of adopting SFAS 157.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company will be required to adopt SFAS 159 on January 1, 2008. The Company has not completed its evaluation of the effect of SFAS 159.

Note 3.    Stock-based Compensation

Stock Options

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share Based Payment: An amendment of FASB Statement No. 123 and FASB Statement No. 95 (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The Company has used the modified prospective method of application for its adoption of SFAS 123R and records compensation expense on a straight-line basis over the service period. The Company recorded stock-based compensation expense under SFAS 123R for stock option awards of $3.6 million for the nine months ended September 30, 2007. As of September 30, 2007, there was $6.1 million of unrecognized compensation expense related to options granted under the Company’s share-based payment plans. The remaining expense is expected to be recognized over a weighted-average requisite service period of 1.9 years.

The Company records compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using assumptions required by SFAS 123R. To determine the fair value, the Company has elected to use the Black-Scholes option pricing model. The weighted-average fair value of options granted was $5.02 and $5.80 for the nine months ended September 30, 2006 and 2007, respectively, with the following weighted average assumptions:

	September 30, 2006	September 30, 2007
Expected volatility	60.0%	54.0%
Risk-free interest rate	4.9%	4.6%
Dividend yield	0%	0%
Expected term	6 years	6 years

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The expected volatility was based on an analysis of the trading activity of a number of companies in the telecommunications industry over a period commensurate with the expected term of the options granted. The average risk free rate was determined using the U.S. Treasury rate for the nearest period that coincides with the expected term. The dividend yield is 0% because the Company has never paid dividends and is restricted from doing so under the terms of its debt agreement. The expected term was determined using the “short-cut” method, which averages the vesting period and the contractual term.

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(in thousands)		(in years)	(in millions)
Outstanding at December 31, 2006	1,601	$8.38	5.2	$1.5
Granted	1,138	11.26
Exercised	—	—
Forfeited/cancelled/expired	(45)	8.63

Outstanding at September 30, 2007	2,694	9.59	4.9	9.4

Outstanding and exercisable at September 30, 2007	1,138	8.91	4.7	4.7

The aggregate intrinsic value is calculated as the difference between the exercise price and market value of the underlying common stock as of the balance sheet date.

Information on stock option grants since May 2006 is as follows:

	Shares	Weighted- Average Common Stock Fair Value	Weighted- Average Exercise Price	Intrinsic Value(1)
	(in thousands)
June 30, 2006	901	$8.29	$8.33	$—
September 30, 2006	810	8.42	8.42	—
March 31, 2007 (unaudited)	662	9.29	9.29	—
September 30, 2007 (unaudited)	476	13.07	14.00	—

	2,849	$9.36	$9.53	$—

(1)	Intrinsic Value reflects the amount by which the fair value of the shares underlying the options as of the grant date exceeds the exercise price.

The fair value of the common stock was determined based on contemporaneous valuations.

Restricted Common Stock

In 2006, the Company granted 750,000 shares of restricted common stock to its Chief Executive Officer with a weighted average grant date fair value of $6.00, with restrictions that lapse upon the achievement of specific performance and market conditions. Of the 750,000 shares, 450,000 shares will vest upon completion of an initial public offering or a change in control, and an additional 300,000 shares will vest if the value of the Company’s equity, at the completion of its initial public offering or a change in control, is at least $500 million.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The fair value of the 450,000 restricted shares tied to performance conditions was based upon the market value of the underlying equity of the Company and was determined to be $8.43 per share. The fair value of the remaining 300,000 restricted shares tied to market conditions was determined using a contemporaneous Monte Carlo simulation valuation technique and was determined to be $2.35 per share. The Company recognizes compensation expense for the restricted stock awards over the expected requisite service period. None of the restricted shares have vested as of September 30, 2007. Total compensation expense related to restricted stock was $3.4 million (unaudited) for the nine months ended September 30, 2007. As of September 30, 2007, there was $0.3 million of unrecognized compensation expense related to restricted stock awards. At December 31, 2006, the remaining expense was expected to be recognized over a weighted-average requisite service period of 1.4 years. The Company filed a registration statement with the Securities and Exchange Commission to register its common shares during the first quarter of 2007. During the first quarter of 2007, the Company accelerated the expense recognition related to the 450,000 shares tied to a successful initial public offering of the Company’s equity because it anticipated the completion of an offering during the third quarter of 2007.

Note 4.    Chapter 11 Proceedings

As discussed in Note 1, on October 28, 2005, the Company and certain of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. The Company’s Plan was filed with the Bankruptcy Court on October 19, 2005 and was confirmed on December 15, 2005, with the confirmation order entered by the Bankruptcy Court on December 16, 2005. The general unsecured creditors of the Company were unaffected by the Chapter 11 proceedings and the Plan. The Plan provided for, among other things:

•	The elimination of approximately $677.3 million of indebtedness and accrued interest of $50.8 million under the Credit Facilities;

•	In exchange for the cancellation of the $677.3 million of debt and the unpaid interest thereon, the lenders received their pro rata share of 100% of the new common stock of Reorganized McLeodUSA;

•

The cancellation of all of the McLeodUSA Series A Redeemable Convertible Preferred Stock, Series B Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock and Warrants upon the Effective Date;

•	The elimination of certain lease agreements in exchange for termination payments of approximately $5.6 million; and

•

The conversion of the $100 million exit facility to $82.7 million of new term loans (after the retirement of $27.3 million through the sale of certain assets and proceeds of $10 million from new term loans).

On January 1, 2006, the Company recorded a gain of $18.5 million in reorganization items due to the change in the discount rate used to value its asset retirement obligation.

Note 5.    Fresh-start Accounting

As discussed in Note 1, the Company adopted the provisions of fresh start accounting as of the beginning of business on January 1, 2006. The value of the Company’s reorganization equity value or fair value of Reorganized McLeodUSA was based on two different valuation methods: the income approach and the market approach. These were used to formulate value indications that were used, in turn, to formulate the estimate of the reorganization equity value of Reorganized McLeodUSA. The market approach analyzed the financial statements of comparable publicly traded companies and compared their performances with that of McLeodUSA. The income approach utilized a discounted cash flow based on management’s projections of future operating results.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

These indications of the Company’s enterprise value were then adjusted for the Company’s working capital deficit and net debt to arrive at an estimated reorganization equity value of $240.4 million. These indications of fair value contain significant estimates as to the Company’s projected operating profit, cash flow and certain other items for the years 2006 through 2010. The estimates were based on a number of assumptions regarding the Company’s anticipated future performance, industry performance, general business and economic conditions and other matters.

SOP 90-7 requires an allocation of the reorganization equity value in conformity with procedures specified by APB 16, Business Combinations, as amended by SFAS 141, Business Combinations, for transactions reported on the basis of the purchase method. In order to estimate the value of the Company’s noncurrent and intangible assets, three generally accepted approaches to valuation were relied upon: the income approach, sales comparison approach, and cost approach. The method or methods most appropriate for each asset type analyzed were selected as follows:

•	Land. The sales approach was used to estimate the fair value of land. A sample of land properties was selected for market analysis and the overall adjustment was applied to the remaining properties.

•

Property and equipment other than land. The remaining tangible assets were valued based on the cost approach. The cost approach is based on the current cost to recreate or duplicate the asset less an appropriate allowance for depreciation. The cost approach requires significant assumptions regarding the allowance for physical depreciation based on the condition of the asset, functional obsolescence based on whether a current replacement asset would have greater functionality, and economic obsolescence caused by external factors such as market conditions.

•

McLeodUSA trade name. The McLeodUSA trade name was valued using a relief from royalty method that assumes that McLeodUSA does not have to pay royalties because it owns the trade name. This approach requires significant estimates of the royalty rate applied to the forecast of net sales.

•

Customer relationships. The value of the customer relationships was estimated utilizing both the cost approach and income approach and required estimates as to the cost associated with the Company’s installed customer base as well as the future cash flows from the established base that the Company had in service on December 31, 2005.

The Company used this estimate of fair value as the basis for its impairment charge during the fourth quarter of 2005. As a result of the impairment charges recorded as of December 31, 2005, the fresh start adjustments on the following table are to revalue the asset retirement obligation using current discount rates in accordance with FAS 143 and to reset accumulated depreciation.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

A reconciliation of the adjustments recorded in connection with the debt restructuring and the adoption of fresh start accounting is presented below (in millions):

	Predecessor McLeodUSA 12/31/2005 (Audited)	Debt Restructuring		Fresh-start Adjustments (d)	Pro-Forma Reorganized McLeodUSA 12/31/2005
Assets
Current assets
Cash & cash equivalents	$20.0	$10.0	(a)	$—	$30.0
Restricted cash	43.4	(27.3	)(a)	—	16.1
Trade receivables, net	40.7	—		—	40.7
Prepaid expense and other	13.8	—		—	13.8

Total current assets	117.9	(17.3)		—	100.6

Property and equipment
Land and buildings	24.0	—		(13.7)	10.3
Communications networks	966.1	—		(673.8)	292.3
Furniture, fixtures and equipment	159.4	—		(122.9)	36.5
Networks in progress	21.6	—		(14.3)	7.3

Total property & equipment	1,171.1	—		(824.7)	346.4
Less accumulated depreciation	(824.7)	—		824.7	—

Net property and equipment	346.4	—		—	346.4

Intangibles and other assets
Other intangibles, net	18.4	—		—	18.4
Other non-current	3.5	—		—	3.5

Total intangibles and other assets	21.9	—		—	21.9

TOTAL ASSETS	$486.2	$(17.3)		$—	$468.9

Liabilities and Stockholders’ Equity
Current liabilities
Liabilities subject to compromise	728.1	(728.1	)(b)	—	—
Current maturities of long-term debt	100.0	(100.0	)(a)	—	—
Accounts payable	33.7	—		—	33.7
Accrued payroll and payroll related expenses	13.7	—		—	13.7
Other accrued liabilities	57.6	—	(a)	—	57.6
Deferred revenue, current portion	9.4	—		—	9.4

Total current liabilities	942.5	(828.1)		—	114.4

Long-term debt, less current maturities	—	82.7	(a)	—	82.7
Deferred revenue, less current portion	18.6	—		—	18.6
Other long-term liabilities	31.3	—		(18.5)	12.8

Total liabilities	992.4	(745.4)		(18.5)	228.5

Redeemable convertible preferred stock
McLeodUSA Preferred Series A	42.4	(42.4	)(c)	—	—

Stockholders’ deficiency
McLeodUSA Common, Class A	2.0	(2.0	)(c)	—	—
McLeodUSA Common, Class B	0.8	(0.8	)(c)	—	—
McLeodUSA Common, Class C	0.3	(0.3	)(c)	—	—
McLeodUSA Preferred Series B	—	—	(c)	—	—
McLeodUSA Warrants	22.6	(22.6	)(c)	—	—
Reorganized McLeodUSA Common, Class A	—	0.3	(b)	—	0.3
Additional paid-in capital	1,082.1	—		(842.0)	240.1
Accumulated deficit	(1,656.4)	795.9	(b)(c)	860.5	—

Total stockholders’ equity	(548.6)	770.5		18.5	240.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$486.2	$(17.3)		$—	$468.9

(a)	It was a material condition to the effectiveness of the Plan that the Predecessor Company secure new financing. On January 6, 2006, the Company restructured its exit facility into two term loans (the “Term Loans”). The Company used the proceeds from the sale of the Company’s headquarters building totaling $27.3 million to reduce the amount outstanding from $100.0 million to $72.7 million. The Term Loans also consisted of an additional $10.0 million that was funded upon emergence.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(b)	To record the discharge of indebtedness, including accrued interest, in accordance with the Plan, and the issuance of 30,000,000 shares of Reorganized McLeodUSA Class A Common Stock to the lenders under the credit agreement resulting in a gain on the cancellation of debt of $728.1 million in the 2006 statement of operations.
(c)	To eliminate Predecessor McLeodUSA Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock and Warrants.
(d)	To reallocate the estimated fair market value of property and equipment and adjust the carrying value of the asset retirement obligation based on current discount rates resulting in reorganization income of $18.5 million in the 2006 statement of operations.

Note 6.    Acquisition

On May 16, 2007, the Company completed the acquisition of the Chicago-area customer base and related assets from Mpower Communications Corp. for approximately $17.3 million in cash.

Mpower Communications Corp. was a subsidiary of TelePacific Communications and provided business telecommunications under the name Mpower of Illinois. The Company expects to benefit from operating synergies by consolidating Mpower’s operation into its existing business. The results of Mpower subsequent to May 16, 2007, are included in the results of operations.

The transaction was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). In accordance with SFAS 141, the purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the close of the acquisition, with amounts exceeding the fair value being recorded as goodwill. As the values of certain assets and liabilities are preliminary in nature, they are subject to adjustments as additional information is obtained. In order to estimate the value of the noncurrent and intangible assets acquired, the Company used two generally accepted valuation approaches: the income approach and the cost approach. The cost approach is based on the current cost to recreate or duplicate the asset less an appropriate allowance for depreciation. The other intangible assets were appraised using the income approach which values the asset at the present value of the expected economic income to be earned from the ownership of the asset. This requires estimates regarding the future cash flows of the asset as well as the rate of return.

The following table summarizes the estimated allocation of the purchase price to the fair value of the assets acquired and liabilities assumed at the date of the acquisition (in millions):

Property and equipment	$3.8
Goodwill	5.1
Intangible assets	9.5

Total assets	$18.4

Current liabilities	$0.4
Long term liabilities	0.7

Total liabilities	1.1
Cash paid	$17.3

The following table presents detail of the purchase price allocated to intangible assets as of the date of acquisition (in millions):

	Fair Value	Weighted Average Amortization Period
Non-compete / Non-solicit agreements	$4.3	2 years
Customer relationships	5.2	5 years

Total intangible assets subject to amortization	$9.5	3.7 years

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 7.    Assets Held for Sale

The Company completed the sale of its ATS operations on March 9, 2007 for approximately $16 million, resulting in a loss on sale of $1.0 million. Assets held for sale and liabilities related to assets held for sale have been presented separately in the asset and liabilities sections of the condensed consolidated balance sheet as of December 31, 2006.

The carrying amounts of the major classes of assets held for sale and liabilities related to assets held for sale as of December 31, 2006 were as follows (in millions):

December 31, 2006
Current assets	$0.9
Property & equipment, net	18.7

19.6

Liabilities related to assets held for sale	$1.6

In connection with the Company’s strategic plan, it may divest certain assets or markets that it no longer deems core to its business strategy. At December 31, 2006, the Company was in discussions with a potential buyer for certain property and equipment and customers in North Dakota and had classified the related property and equipment, totaling $1.6 million, as held for sale in the consolidated balance sheet. Since that time, discussions with the potential buyer have ceased and the Company does not anticipate that a sale will occur in the next twelve months. As a result, the assets are no longer classified as held for sale as of September 30, 2007.

Note 8.    Trade Receivables

The composition of trade receivables, net, is as follows (in millions):

	December 31, 2006	September 30, 2007
Trade Receivables
Billed	$37.9	$47.3
Unbilled	3.4	2.6

	41.3	49.9
Allowance for doubtful accounts and discounts	$(9.2)	(8.8)

	$32.1	$41.1

Note 9.    Other Accrued Liabilities

Other accrued liabilities consisted of the following (in millions):

	December 31, 2006	September 30, 2007
Accrued Sales/Use/Excise Taxes	$16.3	$13.3
Interest	4.3	7.0
Accrued property taxes	5.3	3.7
Customer deposits	5.7	2.2
Other	17.2	19.1

	$48.8	$45.3

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 10.    Other Intangible Assets

Intangible assets with finite lives at December 31, 2006 and September 30, 2007 are summarized as follows (in millions):

December 31, 2006:	Gross	Accumulated Amortization	Net
Deferred line installation costs	$16.5	$3.9	$12.6
Customer relationships	15.1	3.5	11.6
McLeodUSA trade name	3.3	0.8	2.5

	$34.9	$8.2	$26.7

September 30, 2007	Gross	Accumulated Amortization	Net
Deferred line installation costs	$27.7	$12.0	$15.7
Customer relationships	20.3	5.6	14.7
Non-compete agreement	4.2	0.8	3.4
McLeodUSA trade name	3.3	1.4	1.9

	$55.5	$19.8	$35.7

Annual estimated amortization expense for intangible assets above is $5.4 million for the remainder of 2007, $21.8 million for 2008, $6.7 million for 2009, and $1.8 million for 2010.

Note 11.    Accounting for Asset Retirement Obligations

SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred and capitalized as part of the carrying amount of the long-lived asset. Over time, the liability is recorded at its present value each period through accretion expense, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the Company recognizes a gain or loss for any difference between the settlement amount and the obligation.

Changes in the carrying amount of the asset retirement obligation for the nine months ended September 30, 2007 are summarized as follows (in millions):

Balance, December 31, 2006	$14.2
Interest accretion	1.2
Additions	0.7
Payments	(0.1)

Balance, September 30, 2007	$16.0

The Company recorded additional asset retirement obligations of $0.7 million in connection with the acquisition of the Chicago-area customer base and related assets of Mpower Communications Corp.

The asset retirement obligations are estimated based on various assumptions reviewed periodically by the Company. If information becomes known that is different than the assumptions in use, revisions are made using the more precise information. If actual results differ from the assumptions used, the amount of the obligations will differ, perhaps significantly, from the amounts reflected in the accompanying consolidated financial statements.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 12.    Employee Benefit Plan

The Company maintains two contributory retirement plan (the “401(k) Plans”) for its employees (including executive officers) age 21 and over with at least three months of service with the Company. One 401(k) Plan covers employees with job titles of Director and above and provides that each participant may contribute up to 50% of his or her salary (not to exceed the annual statutory limit). The second 401(k) plan covers employees with job titles below Director. This plan allows matching contributions and as of May 1, 2007, the Company began matching 50% of the first 4% of each participant’s contribution in this plan. Prior to May 1, 2007, no matching contributions were made.

Note 13.    Debt

On September 28, 2006, the Company completed a private placement of notes with a principal amount of $120.0 million (the “Notes”). The Notes bear interest at 10.5% per annum, payable semi-annually in arrears, and mature on October 1, 2011. No principal payments are due until maturity. In connection with the private placement of the Notes, the Company entered into a registration rights agreement in which the Company agreed to, among other things, file a registration statement with the SEC within 180 days of the issuance of the Notes and use its best efforts to cause the registration statement to be declared effective within 270 days after the issuance of the Notes. As of September 30, 2007, the registration statement had not been declared effective. As a result of the registration default, the annual interest rate on the Notes will increase by 0.25% for any subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. As of September 30, 2007, the Company has accrued the additional interest it expects to incur.

The Notes are collateralized by substantially all of the Company’s tangible and intangible assets and include restrictions as to, among other things, additional indebtedness, payment of cash dividends, liens, investments and asset sales. The Notes do not contain financial maintenance covenants. The Company chose to redeem a portion of the Notes out of the proceeds from the sale of the Company’s ATS cable and telephony business of approximately $16 million. The Company redeemed $16 million in aggregate principal amount of the Notes on May 8, 2007. The Notes also allow for the redemption of up to 35% of the aggregate principal amount of the Notes prior to October 1, 2009, subject to certain prepayment premiums. The holders of the Notes may require the Company to repurchase the Notes at 101% of the principal amount upon the occurrence of a change of control.

The Company entered into capital leases for computer equipment and an installment purchase of software licensing during the first nine months of 2007, resulting in additional debt of $2.0 million, of which $1.2 million is classified as long-term.

Note 14.    Capital Stock

The 2006 Omnibus Equity Plan is administered by a committee established at the discretion of the Company’s board of directors. This committee, with the approval of the board of directors, increased the total number of Common Stock for issuance in the form of restricted stock or stock option awards from 3,100,000 shares to 3,500,000 shares on August 6, 2007.

Note 15.    Litigation

The Company is involved in numerous regulatory proceedings before state public utility commissions and the Federal Communications Commission (the “FCC”), particularly in connection with actions by the regional Bell operating companies (the “RBOCs”), which include AT&T, Qwest and Verizon. The Company anticipates

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

that the RBOCs will continue to pursue litigation, changes in regulations and legislation in states within the Company’s 20-state network footprint, as well as before the FCC and Congress, to reduce regulatory oversight and regulation over their rates, operations and access by others to their networks. This includes the pursuit of major changes in the Telecommunications Act of 1996, which may adversely affect competitive local exchange carriers (“CLECs”), including the Company. If adopted, these changes could make it more difficult for the Company to challenge the RBOCs’ competitive actions and to compete with the RBOCs generally.

The Company is one of several defendants in a lawsuit brought by AT&T and its affiliates in the U.S. District Court in the Eastern District of Missouri in February 2005. AT&T alleges that the Company conspired with one or more of Global Crossing and its affiliates, certain named competitive local exchange carriers, and/or certain unnamed Least Cost Router entities (“LCRs”), to breach AT&T’s state or federal tariffs, unjustly enrich themselves and commit fraud on AT&T. AT&T alleges that the defendants knowingly disguised long distance calls that were terminated to AT&T so that they appeared to AT&T to be local calls thereby depriving AT&T of the difference between the access charge rate owed for termination of long distance calls and the reciprocal compensation rate owed for termination of local calls. The Company filed its answer on April 1, 2005, denying all liability. No discovery has been conducted in the case. On February 7, 2006, the Court entered an order staying the case on the grounds that primary jurisdiction regarding the obligations of the defendants rests with the FCC. AT&T did not quantify its damages, and the case was stayed. The claims remain pending with the FCC. Because this case is in an early stage and no specific claim of damages has been made against the Company, the risk of damages against the Company, if any, cannot be estimated at this time. The Company intends to vigorously defend against these claims.

The Company has been sued in two actions brought in May 2003 in the Circuit Court of Cook County, Illinois, consolidated as Telecommunications Network Design, Inc. vs. McLeodUSA, No. 03 CH 8477, and certified as a class action, for allegedly sending unsolicited faxes in violation of 47 U.S.C. section 227(b)(3). The complaints do not quantify the alleged damages. Under the statute, recipients of unsolicited facsimile advertisements are entitled to damages of up to $500 per facsimile for inadvertent violations and up to $1,500 per facsimile for knowing or willful violations. The Company has demanded coverage from its insurance carrier, AIG, which initially denied coverage. On September 17, 2007, McLeodUSA and AIG entered into a settlement agreement whereby AIG promised to indemnify McLeodUSA from any adverse judgment or settlement in this case, with McLeodUSA paying $100,000, subject to court approval. On October 3, 2007, the court approved the settlement.

The Company has protested and appealed various sales and use tax assessments levied in January 2002 by the Iowa Department of Revenue with respect to the purchase of certain equipment from 1996 through 2000. These assessments total approximately $8 million, excluding interest and penalties. The Company believes it has meritorious defenses against these assessments and intends to vigorously defend itself during this appeal process. The Company has reserved what it believes to be an adequate amount related to this dispute based on its assessment of the likely outcome. However, there can be no assurance that its business will not be materially adversely affected by a negative outcome of this dispute.

On March 13, 2007, the Universal Service Administrative Company (“USAC”), which administers the federal universal service program on behalf of the FCC, completed an audit of the Company’s contributions to the federal universal service program based upon the Company’s 2005 revenues. The audit report concludes that the Company underreported or misclassified certain telecommunications service revenues, resulting in a contribution shortfall of approximately $4.0 million. The Company filed additional material with USAC and a revised report in October 2007. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome. The Company is continuing to negotiate with USAC in an attempt to revise or amend their findings. The Company has also filed an appeal of the audit findings to the FCC.

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

As a result of a settlement reached with Qwest prior to the Company’s emergence from Chapter 11, the Company filed complaints against Qwest during the first quarter of 2006 with several state utility commissions related to a collocation billing dispute. The Company had withheld payments due to Qwest because it believed Qwest had not properly implemented the parties’ amended interconnection agreement. The Company has filed a civil complaint in federal district court asking it to review the Iowa case based on federal and state law. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome.

Also as a result of the settlement with Qwest, on March 14, 2006, the Company filed an action against Qwest in the U.S. District Court for the Northern District of Iowa seeking recovery of damages related to numerous other billings between the parties. Qwest filed a counterclaim for amounts it believes the Company owes it. This lawsuit encompasses billing disputes involving access billing for 800 toll-free calls made by the Company’s customers and 800 toll-free calls made by third-party wireless carrier customers, access charges related to VoIP traffic, billing disputes related to the parties unbundled network element platform agreement, backbilling for collocation space and related disputes for fiber maintenance fees under an IRU agreement between the parties, reimbursement of third-party access charges and other issues. In addition, Qwest alleges that the Company improperly entered into revenue-sharing arrangements with wireless carriers in order to charge Qwest for access services provided to such carriers whose customers made 800 toll-free calls that were routed through Qwest’s network. The Company is also seeking a declaratory judgment that it is not responsible for reimbursing Qwest for terminating access charge payments that Qwest allegedly made to rural incumbent local exchange carriers for calls that were originated by its end user customers. Qwest claims its damages exceed $14 million, and the Company’s claims against Qwest exceed $12 million.

On July 24, 2006, the Company moved to dismiss Qwest’s negligent misrepresentation, conversion, trespass, fraud, fraudulent concealment and negligence counterclaims. On August 24, 2006, Qwest amended its counterclaims both by making additional factual allegations and by interposing a limited number of new legal theories. The Company filed a motion to dismiss Qwest’s amended counterclaims on September 11, 2006. On January 16, 2007, the court dismissed the negligence and negligent misrepresentation claims. The court declined to dismiss the remaining counterclaims. The Company filed its response to Qwest’s amended counterclaims, including the tort claims that were not dismissed on February 21, 2007. The Company believes that its billing was and remains consistent with industry practice, FCC regulations, its tariffs and interconnection agreements, and that it has good defenses to Qwest’s counterclaims. The Company intends to aggressively pursue its claims against Qwest and vigorously contest the Qwest counterclaims. The Company’s business and cash reserves could be adversely affected by adverse rulings by the court in this lawsuit, and the Company’s loss could be as high as the total amount of damages Qwest has claimed. The Company believes it has an adequate reserve related to this dispute based on its assessment of the likely outcome.

The Company, along with a number of other telecommunications carriers, filed suit in March 2006 against AT&T Corp. in the U.S. District Court in the District of New Jersey for unpaid and underpaid access charges. This suit claims that AT&T deliberately disguised the nature of certain calls so that the Company was unable to assess and bill the applicable access charges. AT&T has asserted a counterclaim alleging that the Company improperly billed AT&T terminating intrastate access charges on wireless roaming traffic, a portion of which should have been billed at the lower interstate rate. This counterclaim has been transferred by the court to the FCC for resolution. The parties are in settlement negotiations. The Company intends to pursue its claims and to contest the AT&T counterclaim vigorously.

The Company is not aware of any other material litigation against them. It is, however, party to a number of legal actions and proceedings arising from its provision and marketing of telecommunications services (including matters involving do-not-call and billing regulations), as well as certain legal actions and regulatory matters

McLEODUSA INCORPORATED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

arising in the ordinary course of business. The Company believes that the ultimate outcome of the foregoing actions will not result in a liability that would have a material adverse effect on its financial condition or results of operations.

Note 16.    Condensed Consolidating Financial Information

On September 28, 2006, McLeodUSA Incorporated (“Issuer”) issued the Notes. The Notes are fully, unconditionally and irrevocably guaranteed by each of the Company’s existing and future subsidiaries (“Subsidiary Guarantors”), jointly and severally. All of the Company’s subsidiaries are wholly owned. Substantially all of the Issuer’s cash flow is generated by the Subsidiary Guarantors. As a result, funds necessary to meet the Issuer’s debt service obligations are provided by the Subsidiary Guarantors.

The following information sets forth the Company’s Condensed Consolidating Balance Sheets as of September 30, 2007, and December 31, 2006, Condensed Consolidating Statements of Operations for the nine months ended September 30, 2007 and 2006, and Condensed Consolidating Statements of Cash Flows for the nine months ended September 30, 2007 and 2006.

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS

September 30, 2007

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$23.0	$3.7	$—	$26.7
Restricted cash	4.6	—	—	4.6
Short term investments	7.6	—	—	7.6
Trade receivables, net	—	41.1	—	41.1
Prepaid expenses and other	1.8	5.3	—	7.1

Total current assets	37.0	50.1	—	87.1

Property and equipment, net	—	290.4	—	290.4
Investment in subsidiaries	91.2	73.3	(164.5)	—
Goodwill	—	5.1	—	5.1
Other intangibles, net	1.9	33.8	—	35.7
Other	5.2	4.5	—	9.7

Total assets	$135.3	$457.2	$(164.5)	$428.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$0.8	$—	$0.8
Accounts payable	0.1	33.0	—	33.1
Accrued payroll and payroll related expenses	9.1	3.8	—	12.9
Other accrued liabilities	10.4	34.9	—	45.3
Deferred revenue, current portion	0.1	7.3	—	7.4

Total current liabilities	19.7	79.8	—	99.5

Long-term liabilities
Due (from) / due to affiliates	(174.8)	174.8	—	—
Long-term debt, less current maturities	104.0	1.2	—	105.2
Deferred revenue, less current portion	—	20.8	—	20.8
Other long-term liabilities	—	16.0	—	16.0

Total liabilities	(51.1)	292.6	—	241.5

Stockholders’ equity	186.4	164.6	(164.5)	186.5

Total liabilities and stockholders’ equity	$135.3	$457.2	$(164.5)	$428.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2006

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$58.7	$6.1	$—	$64.8
Restricted cash	10.6	—	—	10.6
Trade receivables, net	—	32.1	—	32.1
Prepaid expenses and other	3.7	7.1	—	10.8
Assets held for sale	—	19.6	—	19.6

Total current assets	73.0	64.9	—	137.9

Property and equipment, net	—	306.3	—	306.3
Investment in subsidiaries	320.0	352.1	(672.1)	—
Intangibles, net	2.5	24.2	—	26.7
Other	7.0	1.1	—	8.1

Total assets	$402.5	$748.6	$(672.1)	$479.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$0.5	$35.1	$—	$35.6
Accrued payroll and payroll related expenses	10.8	2.4	—	13.2
Other accrued liabilities	6.8	42.0	—	48.8
Deferred revenue, current portion	0.2	8.5	—	8.7
Liabilities related to assets held for sale	—	1.6	—	1.6

Total current liabilities	18.3	89.6	—	107.9

Long-term liabilities
Due (from) / due to affiliates	47.1	(47.1)	—	—
Long-term debt, less current maturities	120.0	—	—	120.0
Deferred revenue, less current portion	—	19.8	—	19.8
Other long-term liabilities	—	14.2	—	14.2

Total liabilities	185.4	76.5	—	261.9

Stockholders’ equity	217.1	672.1	(672.1)	217.1

Total liabilities and stockholders’ equity	$402.5	$748.6	$(672.1)	$479.0

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE INCOME

Nine months ended September 30, 2007

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$375.4	$—	$375.4
Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	198.3	—	198.3
Selling, general and administrative	28.7	122.3	—	151.0
Depreciation and amortization	0.6	53.4	—	54.0
Restructuring	(0.1)	—	—	(0.1)

Total operating expenses	29.2	374.0	—	403.2

Operating (loss) income	(29.2)	1.4	—	(27.8)
Nonoperating expense:
Interest expense, net of amounts capitalized	(8.0)	(1.6)	—	(9.6)
Other expense	—	(0.2)	—	(0.2)

Net loss before equity in undistributed earnings (losses) of subsidiaries	(37.2)	(0.4)	—	(37.6)
Equity in undistributed earning (losses) of subsidiaries	(0.4)	0.4	—	—

Net loss	$(37.6)	$—	$—	$(37.6)

Other comprehensive income (loss), net of tax:
Unrealized holding gains arising during the period	$1.4	$—	$—	$1.4
Less: reclassification adjustment for gains included in net income	(1.4)	—	—	(1.4)

Total other comprehensive income	—	—	—	—

Comprehensive (loss) income	$(37.6)	$—	$—	$(37.6)

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE INCOME

Nine months ended September 30, 2006

	Issuer	Combined Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$417.9	$—	$417.9
Operating expenses:
Cost of service (exclusive of depreciation and amortization expense shown separately below)	—	245.3	—	245.3
Selling, general and administrative	18.3	117.1	—	135.4
Depreciation and amortization	0.6	43.6	—	44.2
Restructuring	2.5	—	—	2.5

Total operating expenses	21.4	406.0	—	427.4

Operating (loss) income	(21.4)	11.9	—	(9.5)
Nonoperating expense:
Interest expense, net of amounts capitalized	(7.9)	(1.3)	—	(9.2)
Other expense	—	(0.5)	—	(0.5)

Net (loss) income before equity in undistributed earnings (losses) of subsidiaries	(29.3)	10.1	—	(19.2)
Equity in undistributed earning (losses) of subsidiaries	10.1	(10.1)	—	—

Net loss	$(19.2)	$—	$—	$(19.2)

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2007

	Issuer	Combined Guarantor Subsidiaries	Consolidated
Cash Flow from Operating Activities
Net loss	$(37.2)	$(0.4)	$(37.6)
Depreciation and amortization	0.6	53.4	54.0
Stock compensation expense	7.0	—	7.0
Changes in operating assets and liabilities	(1.0)	(4.1)	(5.1)

Net cash provided by (used in) operating activities	(30.6)	48.9	18.3

Cash Flows from Investing Activities
Purchase of property and equipment	—	(24.2)	(24.2)
Deferred line installation costs	—	(11.4)	(11.4)
Proceeds from sale of assets	—	16.9	16.9
Acquisition	—	(17.3)	(17.3)
Purchase of available-for-sale securities	(7.6)	—	(7.6)
Decrease in restricted cash	3.4	—	3.4

Net cash used in investing activities	(4.2)	(36.0)	(40.2)

Cash Flows from Financing Activities
Payments on long-term debt	(16.0)	(0.2)	(16.2)
Change in due to/due from affiliates	15.1	(15.1)	—

Net cash used in financing activities	(0.9)	(15.3)	(16.2)

Net decrease in cash and cash equivalents	(35.7)	(2.4)	(38.1)

Cash and cash equivalents
Beginning	58.7	6.1	64.8

Ending	$23.0	$3.7	$26.7

McLEODUSA INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2006

	Issuer	Combined Guarantor Subsidiaries	Consolidated
Cash Flow from Operating Activities
Net loss	$(11.5)	$(7.7)	$(19.2)
Depreciation and amortization	0.6	43.6	44.2
Stock compensation	3.2	—	3.2
Changes in operating assets and liabilities	4.5	(6.7)	(2.2)

Net cash provided by (used in) operating activities	(3.2)	29.2	26.0

Cash Flows from Investing Activities
Purchase of property and equipment	—	(22.1)	(22.1)
Deferred line installation costs	—	(12.7)	(12.7)
Proceeds from sale of assets	—	2.5	2.5
Decrease in restricted cash	34.6	—	34.6

Net cash provided by (used in) investing activities	34.6	(32.3)	2.3

Cash Flows from Financing Activities
Repayments of long-term debt	(110.0)	—	(110.0)
Proceeds from long-term debt	130.0	—	130.0
Deferred financing fees	(5.3)	—	(5.3)
Change in due to/due from affiliates	—	—	—

Net cash provided by financing activities	14.7	—	14.7

Net increase (decrease) in cash and cash equivalents	46.1	(3.1)	43.0

Cash and cash equivalents
Beginning	13.9	6.1	20.0

Ending	$60.0	$3.0	$63.0